Exhibit 4(b)(vi)
Australian Share and Unit
Sale Deed
Holiday Inns Holdings (Australia) Pty Limited
SPHC Group Pty Limited
HIA (T) Pty Ltd
HIA (T) Pty Ltd as trustee for the HIA Hotels Trust
Six Continents Limited
HANZ (Australia) Pty Limited
Eureka Funds Management Limited (as
trustee and manager of the Alternative
Investment (Hotel and New Zealand) Private
Syndicate)

Contents

Clause
Number	Heading		Page
	1	Definitions and interpretation	2

	2	Shares	13

	3	Payment of Deposit, Purchase Price and Adjustment Amount	14

	4	Conditions	15

	5	Pre-Completion	15

	6	Completion	20

	7	Adjustment Statement and Intercompany Receivables and Payables	23

	8	Warranties and indemnity	25

	9	Claims	31

	10	Confidentiality and announcements	33

	11	Notices	33

	12	Vendors & Purchaser Guarantees	35

	13	Liquor Licence	37

	14	Period After Completion	38

	15	Consents	39

	16	GST	39

	17	General Provisions	40

	Schedule 1		43
	Group Structure :		43

	Schedule 2		45
	Warranties		45

	Schedule 3		59
	Purchaser and Purchaser Guarantor Warranties		59

	Schedule 4		61
	Adjustment Statement		61

	Schedule 5		65
	Pro Forma Accounts		65

	Schedule 6		66

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Business Names	66

Schedule 7	68
Deposit Letter	68

Schedule 8	70
Disclosure Index	70

Schedule 9	71
Excluded Assets	71

Schedule 10	72
Properties – Details of Freehold and Leasehold Properties	72

Schedule 11	74
Australian Management Contract	74

Schedule 12	75
Australian Non Disturbance Deed	75

Schedule 13	76
Contracts	76

Schedule 14	80
Form of resignation	80

Schedule 15	81
Vendor’s knowledge	81

Schedule 16	82
Employee Information	82

Schedule 17	97
Disclosure Schedule	97

Schedule 18	107
Taxation clauses	107

Schedule 19	114
Brands	114

Schedule 20	115
Consents	115

Schedule 21	119

Vendor Intercompany Debt Assignment Steps	119

Schedule 22	120

Section 32 Statement	120

Schedule 23	123

Australian Management Contract	123

Schedule 24	124

Portfolio Side Agreement	124

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Schedule 25	125

Shared Services Agreement	125

Schedule 26	126
Licensee	126

Execution	127

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Date	2005

Parties	Holiday Inns Holdings (Australia) Pty Limited (ABN 95 003 621 216) of Level 9, 504 Pacific Highway, St. Leonards, NSW 2065 (HIHA)

SPHC Group Pty Limited (ABN 35 080 831 821) of Level 9, 504 Pacific Highway, St. Leonards, NSW 2065 (SPHC)

HIA (T) Pty Ltd (ACN 078 818 890) (in its own capacity and in its capacity as trustee for the HIA Hotels Trust) of Level 9, 504 Pacific Highway, St. Leonards, NSW 2065 (HIAT)

Six Continents Limited which has its registered office at 67 Alma Road, Windsor, Berkshire SL4 3HD (Vendors’ Guarantor)

HANZ (Australia) Pty Limited (ACN 115 904 455) of Level 10, 1 Alfred Street, Sydney, NSW 2000 (Purchaser)

Eureka Funds Management Limited (ABN 47 107 346 841) as trustee and manager of the Alternative Investment (Hotel and New Zealand) Private Syndicate (HANZ Trust) of Level 10, 1 Alfred Street, Sydney, NSW 2000 (Purchaser Guarantor)
Recitals
A.	The Vendors agree to sell and the Purchaser agrees to purchase the Sale Shares and Units under the following terms and conditions.
B.	Contemporaneously with the execution of this Deed the New Zealand Sale Contract is to be executed and on Completion the following documents are to be executed:
(a)	the Australian Management Contracts and the Australian Non Disturbance Deeds; and

(b)	the NZ Management Contract and the NZ Non Disturbance Deed; and

(c)	the Portfolio Side Agreement and the Shared Services Agreements.
C.	In consideration of the Vendors agreeing to sell the Sale Shares and Units to the Purchaser, the Purchaser Guarantor agrees to guarantee the Purchaser Guaranteed Obligations.
D.	In consideration of the Purchaser agreeing to buy the Sale Shares and Units from the Vendor, the Vendors’ Guarantor agrees to guarantee the Vendor Guaranteed Obligations.

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Operative provisions
1	Definitions and interpretation
Definitions
1.1	In this Deed unless the context requires another meaning:

Accounting Standards means :
(a)	the accounting standards in Australia and standards applicable for the purposes of the Corporations Act 2001;

(b)	the requirements of the Corporations Act 2001 for the preparation and content of financial statements, director’s reports and auditor’s reports;

(c)	if no accounting standard applies under the Corporations Act 2001 in relation to an accounting practice, the standards used and understood by the Australian Accounting Standards Board and/or the Australian Accounting Bodies;

(d)	generally accepted and consistently applied accounting principles and practices in Australia, except those inconsistent with the standards or requirements referred to in paragraphs (a) (b) or (c); .
Accounts means the pro forma accounts of the Group Trusts and Group Companies as set out in Schedule 5.

Accounts Date means 31 December 2004.

Action Procedures means the procedures for instituting or defending legal action in the name of another party specified in clauses 9.6, 9.7 and 9.8.

Actual Adjustment Amount means the cash sum determined in accordance with Schedule 4.

Adjustment Amount means the difference between the Actual Adjustment Amount as shown in the Adjustment Statement and the Estimated Adjustment Amount.

Adjustment Statement means the statement prepared in accordance with clause 7 and Schedule 4.

Assessment means something which creates or evidences an obligation on the Vendors (directly or indirectly) to pay an ascertained amount of Tax at or before a fixed time, such as any document received from a Government Agency administering any Tax assessing, imposing, claiming or indicating an intention to claim any Tax (such as an assessment, penalty notice or demand)

Assets means the assets owned by the Group Companies and Group Trusts or used by the Group Companies and Group Trusts in conducting the Businesses and for the avoidance of doubt does not include the Brands.

Audit means in relation to any Tax, any audit, investigation, review, information request or any other enquiry of any kind undertaken by a Government Agency.

Auditor means Ernst & Young.

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Australian Management Contracts means the management contract for each of the Properties, substantially in the form set out in Schedule 11, between the Manager and Purchaser with the relevant amendments as set out in Schedule 23.

Australian Non Disturbance Deeds means the non disturbance deed for each of the Properties, substantially in the form set out in Schedule 12 between the Manager, Purchaser and the Purchaser’s Financier.

Authorisation means:
(a)	any authorisation, approval, licence, permit, consent, qualification, accreditation, filing, registration, certificate, resolution, direction, declaration, or exemption; and

(b)	for anything which a Government Agency may prohibit or restrict within a specified period after it is notified, the expiry of that period without intervention or action by that Government Agency.
Books and Records means originals and copies in machine readable or printed form of all registers, books, reports, correspondence, files, records, accounts, documents and other material in the possession or control of the Group Companies or the Vendors about or used in connection with the Group Companies or Group Trusts including all:
(a)	information contained in the Data Room;

(b)	operational and financial records contained in People Soft 2002;

(c)	employment records;

(d)	documents of title for the Assets; and

(e)	registers required to be maintained by the Corporations Act 2001 or the Constitution or the trust deed or other constituent documents of the Group Companies and Group Trusts and all minute books of meetings of directors and members or unit holders on and from the date that is 6 years prior to the date of Completion, but does not include any of the items referred to above which relate to the Brands.

Brands means the words, expressions, logos, marks and any other expressions which relate to any hotel brands owned by entities ultimately owned by InterContinental Hotels Group PLC, including without limitation the brands listed in Schedule 19.

Brand Standard Books means the brand standard books for InterContinental, Crowne Plaza and Holiday Inn brands made available at the Vendors’ Solicitor’s offices.

Businesses means the businesses of owning and managing each of the following hotels: Crowne Plaza Canberra, Crowne Plaza Coogee, Crowne Plaza Terrigal, Holiday Inn, City Centre, Perth, Holiday Inn Melbourne, Holiday Inn on Flinders Melbourne, Holiday Inn Potts Point and Holiday Inn Townsville, carried on by the Group Companies and Group Trusts (as relevant) as at the date of this Deed and Business means each of them other than the right to the Brand, if any.

Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney.

Business Names means the business names and trade names set out in Schedule 6.

Cash means the cash in hand at the Properties and any cash held in a bank account of any of the Group Companies or Group Trusts.

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Claim means any claim, cost, damages, debt, expense, Tax, any related interest, expense, fine, penalty or other charge on any Tax, Liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind irrespective of:
(a)	how or when it arises;

(b)	whether it is actual or contingent;

(c)	whether or not it is in respect of legal or other costs, damages, expenses, fees or losses;

(d)	whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and

(e)	whether or not it arises at law or in any other way.
Completion means completion of the sale and purchase of the Sale Shares and Units under clause 6 of this Deed.

Completion Date means 31 October 2005 or such other date as notified to the Purchaser in accordance with clause 6.4 or 6.6.

Completion Payment Amount means $297,735,139.

Confidential Information means all:
(a)	know-how, trade secrets, ideas, concepts, technical and operational information, owned or used by the Group Companies or Group Trusts, or other such information of the Vendor Group;

(b)	information concerning the affairs or property of the Group Companies or any Business, property or transaction in which any Group Company may be or may have been concerned or interested;

(c)	details of any customers or suppliers of the Group Companies, the Group Trusts or the Businesses;

(d)	information about the terms or effect of this Deed; and

(e)	information which by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to:
(i)	the Group Companies or the Group Trusts; or

(ii)	any third party with whose consent or approval the Group Companies uses that information.
Confidentiality Deed Poll means the deed poll executed by the Purchaser on 22 April 2005.

Consent means any consent of a person listed in column 2 of Part A of Schedule 20 required under the documents listed in column 3 of Part A of Schedule 20 to the matters contemplated by this Deed.

Contracts means any contract or agreement to which any Group Company is a party or by which any Group Company may be bound and which:
(a)	is not capable of being terminated without compensation at any time or with 12 months’ notice or less and involves or may involve total annual expenditure in excess of $25,000; or

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(b)	involves or may involve total annual expenditure in excess of $250,000, as listed in Schedule 13.

Control or Controlled means the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly to control the membership of the board of directors or any other governing body of the relevant entity or to otherwise directly or indirectly direct or influence the direction of the management and policies of that entity whether by means of trust, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the entity or otherwise.

Data Room means the virtual data room made available to the Purchaser by the Vendors or their advisers, including the website at “https://www.sydney.bakerextra.com/” to which the Purchaser was provided a password to access the website together with the Brand Standards Books and Hotel Property Plans.

Demand means a written notice of, or demand for, an amount payable.

Deposit means the sum of $33,395,800

Deposit Account means the bank account established under clause 3.

Deposit Letter means a letter substantially in the form of the letter set out in Schedule 7.

Disclosure Index means the index referred to in Schedule 8.

Disclosure Material means the material identified in the Disclosure Index and the Brand Standards Books and Hotel Property Plans which the Vendors have made available for inspection by the Purchaser and its representatives and, for the avoidance of doubt, includes the RFI Responses.

Disclosure Schedule means Schedule 17 of this Deed.

Dispute Notice means a written notice under clause 7.5 of any dispute about the Adjustment Statement.

Dollars and $ means the lawful currency of Australia.

Employee means all employees:
(a)	who are employed in the Businesses as at the date of this Deed; or

(b)	who are employed in the Businesses after the date of this Deed, and who are still employed at Completion.

Estimated Adjustment Amount means $2,827,061 (as an adjustment in favour of the Purchaser).

Excluded Assets means those assets, contracts and rights details of which are set out in Schedule 9.

Excluded Representation means any statement, representation, warranty, promise, undertaking or agreement in connection with the Sale Shares and Units or the Group Companies or Group Trusts made by a member of the Vendor Group or a Group Company or Group Trust or any person acting, or purporting to act, on behalf of any of such entities or resulting from or implied by conduct made in the course of communications or negotiations in

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connection with the Sale Shares and Units or the Group Companies or Group Trusts not expressly set out in this Deed.

Expert means an independent firm of chartered accountants selected under clause 7.8.

Freehold Properties means the properties detailed in Schedule 10 and all improvements on those properties.

Government Agency means:
(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not.
Group Companies and Group Trusts Intercompany Debt means the moneys owed to the Vendor Group or the other Group Companies and Group Trusts by any of the Group Companies or Group Trusts on the Vendor Intercompany Debt Repayment Date.

Group Companies means each of the following in its personal capacity and other than Centra Victoria Pty Limited, in its capacity as trustee of the relevant Group Trust:
(a)	H.I. (Coogee) Pty Limited ACN 089 606 628;

(b)	H.I. (Melbourne) Pty Limited ACN 081 088 959;

(c)	H.I. (Canberra) Pty Limited ACN 096 253 851;

(d)	H.I. (Perth) Pty Limited ACN 081 089 616;

(e)	H.I. (Terrigal) Pty Limited ACN 081 759 560;

(f)	H.I. (Potts Point) Pty Limited ACN 081 089 090;

(g)	H.I. (Townsville) Pty Limited ACN 092 002 269;

(h)	Centra Victoria Pty Limited ACN 081 122 125;
and Group Company means any one of them.
Group Trusts means:
(a)	HI (Coogee) Trust;

(b)	HI (Canberra) Trust;

(c)	HI (Townsville) Trust;

(d)	HI (Melbourne) Trust;

(e)	HI (Perth) Trust;

(f)	HI (Terrigal) Trust;

(g)	HI (Potts Point) Trust;
and Group Trust means any one of them.

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GST means goods and services tax as defined in the A New Tax System (Goods and Services Tax) Act 1999 or any like tax.

HI (Coogee) Trust means the trust known as HI (Coogee) Trust, constituted by a trust deed dated 12 October 1999.
HI (Canberra) Trust means the trust known as HI (Canberra) Trust, constituted by a trust deed dated 23 March 2001.

HI (Potts Point) Trust means the trust known as HI (Potts Point) Trust, constituted by a trust deed dated 19 December 1997.

HI (Townsville) Trust means the trust known as HI (Townsville) Trust, constituted by a trust deed dated 19 April 2000.

HI (Melbourne) Trust means the trust known as HI (Melbourne) Trust, constituted by a trust deed dated 19 December 1997.

HI (Perth) Trust means the trust known as HI (Perth) Trust, constituted by a trust deed dated 19 December 1997.

HI (Terrigal) Trust means the trust known as HI (Terrigal) Trust, constituted by a trust deed dated 2 March 1998.

Holding Trust means the trust known as HIA Hotels Trust, constituted by a trust deed dated 19 June 1997.

Hotel Property Plans means the plans for the each of the Properties made available to the Purchaser at the relevant Properties.

Income Tax Assessment Act means the Income Tax Assessment Act, 1936 (Cth) and the Income Tax Assessment Act, 1997 (Cth).

Income Tax means tax imposed upon income, profits, or gains (including capital gains).

Industrial Instrument means a Federal or State award, certified or enterprise agreement, public sector industrial agreement or other industrial agreement, contract determination or contract agreement.

Input Tax Credit has the meaning given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Insurance Policies means all policies of insurance held by or for the benefit of the Group Companies and Group Trusts up to Completion.

Intercompany Payables has the meaning given to it in Schedule 4.

Intercompany Receivables has the meaning given to it in Schedule 4.

Interest Rate means the rate which is 2% above the minimum rate of interest charged by the Commonwealth Bank of Australia to corporate customers on overdrafts of $100,000 or more (as published from time to time in the Australian Financial Review or, if not published, as notified by the Commonwealth Bank of Australia to any of the Vendors).

Landlords means the landlords of the Leased Properties.

Leased Properties means the properties detailed in Schedule 10 and all improvements on those properties.

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Liabilities means all liabilities, whether actual or contingent, present or future, quantified or unquantified.

Licensee means the licensees as noted in Schedule 26 for each of the Properties.

Liquor Licence means each liquor licence in respect of the Properties identified in the Disclosure Material.

Loss means any damage, loss, claim, liability or expense.

Manager means Southern Pacific Hotel Corporation Pty Limited ACN 008 413 367.

NZ Management Contract means a management contract substantially in the form of the management contract set out in Schedule 11 of the NZ Sale Contract.

NZ Non Disturbance Deed means a non disturbance deed dated on or about the date of this deed, substantially in the form of the non disturbance deed set out in Schedule 12 of the NZ Sale Contract.

NZ Sale Contract means the contract dated on or about the date of this Deed between the Purchaser and Hale International Ltd for the sale of all the shares of SPHC Equities Limited;

PAYG Credit means the Vendors’ entitlement to a credit under Sections 45-30, 45-865 and 45-910 of Schedule 1 of the Taxation Administration Act 1953 (Cth).

Permitted Encumbrance means:
(a)	a charge or lien arising in favour of a Government Agency by operation of statute for council rates and land tax unless there is default in payment of money secured by that charge or lien;

(b)	any mechanics’, workmen’s or other like lien arising in the ordinary course of business; or

(c)	any retention of title arrangement undertaken in the ordinary course of day-to-day trading.
Plant and Equipment means all fixed and loose plant, equipment, machinery, furniture, fixtures and fittings, computer hardware, vehicles, and all other tangible assets owned by the Group Companies.

Portfolio Side Agreement means the portfolio side agreement between the Purchaser, the Purchaser Guarantor, the Manager and SC Hotels & Resorts (Australia) Pty Limited in the form set out in Schedule 24 of this Deed.

Post-Completion Tax Period means any Tax period beginning after Completion and that portion of any Straddle Year beginning after Completion.

Pre-Completion Tax Period means any Tax period ending on or before Completion and that portion of any Straddle Year ending on Completion.

Properties means the Leased Properties and the Freehold Properties.

Property Leases means the leases and licences for the Leased Properties.

Purchase Price means the amount of $333,958,000..

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Purchaser Group means the Purchaser and all other entities Controlled by the Purchaser’s ultimate holding company and after Completion includes the Group Companies and Group Trusts.

Purchaser Guaranteed Obligations means the obligations of the Purchaser Guarantor as set out in clause 12.8.

Purchaser’s Financer means the National Australia Bank Limited.

Relative has the same meaning as in the Income Tax Assessment Act.

Relevant Schemes means:
(a)	all superannuation schemes, retirement benefit schemes or other pension schemes or arrangements; and

(b)	all employment benefit plans, programs or arrangements including medical, dental or life insurance;
to which any Group Company is a party or which any Group Company makes available or obtains for its officers or employees or former officers or employees.

Royalty Agreements means the agreements between Holiday Hospitality Corporation on the one hand and a Group Company or Group Trust on the other in relation to the use of any of the Brands or support for marketing, reservation, training and support services existing as at the date of this Deed.

RFI Responses means the written answers to questions and requests for further information made by the Purchaser and its employees, representatives and advisers (including directors, partners, officers and employees of its advisers) through the formal request for information/RFI process and forming part of the Disclosure Material.

Sale means the sale and purchase of the Sale Shares and Units in accordance with this Deed.

Sale Shares means all of the shares in each Group Company, together with all rights attaching to those shares as at Completion, as follows:
(a)	H.I. (Coogee) Pty Limited ACN 089 606 628;

(b)	H.I. (Melbourne) Pty Limited ACN 081 088 959;

(c)	H.I. (Canberra) Pty Limited ACN 096 253 851;

(d)	H.I. (Perth) Pty Limited ACN 081 089 616;

(e)	H.I. (Terrigal) Pty Limited ACN 081 759 560;

(f)	H.I. (Potts Point) Pty Limited ACN 081 089 090;

(g)	H.I. (Townsville) Pty Limited ACN 092 002 269;

(h)	Centra Victoria Pty Limited ACN 081 122 125.
Sale Shares and Units means:
(a)	all of the shares in each Group Company, together with all rights attaching to those shares as at Completion, as follows:
(i)	H.I. (Coogee) Pty Limited ACN 089 606 628;

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(ii)	H.I. (Melbourne) Pty Limited ACN 081 088 959;

(iii)	H.I. (Canberra) Pty Limited ACN 096 253 851;

(iv)	H.I. (Perth) Pty Limited ACN 081 089 616;

(v)	H.I. (Terrigal) Pty Limited ACN 081 759 560;

(vi)	H.I. (Potts Point) Pty Limited ACN 081 089 090;

(vii)	H.I. (Townsville) Pty Limited ACN 092 002 269;

(viii)	Centra Victoria Pty Limited ACN 081 122 125; and
(b)	all of the units in each Group Trust, together with all rights attaching to those units as at Completion as follows:
(i)	HI (Coogee) Trust;

(ii)	HI (Canberra) Trust;

(iii)	HI (Townsville) Trust;

(iv)	HI (Melbourne) Trust;

(v)	HI (Perth) Trust;

(vi)	HI (Terrigal) Trust; and

(vii)	HI (Potts Point) Trust,
less any of those shares in Centra Victoria Pty Limited converted and bought back as part of the Vendor Intercompany Debt Assignment Steps.

Sale Units means all of the units in each Group Trust, together with all rights attaching to those units as at Completion as follows:
(a)	HI (Coogee) Trust;

(b)	HI (Canberra) Trust;

(c)	HI (Townsville) Trust;

(d)	HI (Melbourne) Trust;

(e)	HI (Perth) Trust;

(f)	HI (Terrigal) Trust; and

(g)	HI (Potts Point) Trust.
Security Interest means an interest in an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, arrangement for the retention of title, option, lease, hire or hire purchase, restriction as to transfer, use or possession, easement or subordination (excluding a Permitted Encumbrance).

SGA Legislation means the Superannuation Guarantee (Administration) Act 1992 (Cth) and the Superannuation Guarantee (Administration) Regulations.

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Shared Services Agreement means the shared services agreement between the Manager and the relevant Group Company for each of the Properties in the form set out in Schedule 25 of this Deed.

Specified Provision means a Warranty, indemnity or any covenant, undertaking, representation or warranty provided by the Vendors to the Purchaser pursuant to this Deed and for the avoidance of doubt includes the indemnities contained in Schedule 18.

Stakeholder means Jones Lang LaSalle Hotels (NSW) Pty Limited, as Vendors’ agent.

Straddle Year means a Tax Year commencing before but ending after Completion.

Tax means a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty) including any penalty, interest or similar amounts charged in relation to any of the foregoing at any time:
(a)	imposed or levied by any Government Agency; or

(b)	required to be remitted to, or collected, withheld or assessed or re-assessed by, any Government Agency;.
Tax Demand means a Demand or assessment from a Government Agency requiring the payment of any Tax in respect of which the Vendor may be liable (directly or indirectly) under this Deed.

Tax Relief means any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax under any law.

Tax Return means all returns, lodgements and instalments made to a Taxation Authority.

Taxable Supply has the meaning given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Taxation Authority means any person or agency authorised by law to impose, collect or otherwise administer any Tax.

Tax Years means the income year ending on 31 December or other period in respect of which Income Tax is payable.

Transaction Bank means the National Australia Bank Limited.

Vendor Duty means the duty imposed under Part 3 of Chapter 4A of the Duties Act 1997.

Vendors means HIHA, HIAT (in its own capacity and in its capacity as trustee for the Holding Trust) and SPHC and Vendor means any one of them.

Vendors’ Solicitors means Baker & McKenzie of Level 27, 50 Bridge Street, Sydney NSW 2000.

Vendor Group means InterContinental Hotels Group PLC (which has its registered office at 67 Alma Road, Windsor, Berkshire SL4 3HD) and all entities Controlled by InterContinental Hotels Group PLC but excludes the Group Companies and Group Trusts.

Vendor Guaranteed Obligations means the obligations of the Vendors’ Guarantor as set out in clause 12.1.

Vendor Intercompany Debt means the monies owed by the Vendor Group or the Group Companies and Group Trusts to any of the Group Companies or Group Trusts on the Vendor Intercompany Debt Repayment Date.

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Vendor Intercompany Debt Assignment Steps means the steps set out in Schedule 21 of this Deed or such other steps as specified by the Vendors and consented to by the Purchaser, such consent by the Purchaser not to be withheld so long as the steps achieves the objective of discharging all of the Vendor Intercompany Debt and the Group Companies and Group Trusts Intercompany Debt as at the Vendor Intercompany Debt Repayment Date.

Vendor Intercompany Debt Repayment Date means any date on or before the Completion Date as reasonably determined by the Vendors.

Warranties means the representations, warranties and covenants made by the Vendors under clause 8.3 and Warranty means any one of them.
Interpretation
1.2	In this Deed, unless the context otherwise requires:
(a)	a reference:
(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Deed) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

(iv)	to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

(v)	to parties means the parties to this Deed and to a party means a party to this Deed;

(vi)	to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

(vii)	to a person (including a party) includes:
(A)	an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency;

(B)	the person’s successors, permitted assigns, substitutes, executors and administrators; and

(C)	a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person was not a member of a GST group;
(viii)	to a law:
(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange; and

(B)	is a reference to that law as amended, consolidated, supplemented or replaced; and

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(C)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;
(ix)	to proceedings includes litigation, arbitration, and investigation;

(x)	to a judgement includes an order, injunction, decree, determination or award of any court or tribunal;

(xi)	to time is a reference to Sydney time;
(b)	headings are for convenience only and are ignored in interpreting this Deed;

(c)	a warranty, representation, covenant or obligation given or entered into by more than one person binds them jointly and severally;

(d)	if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(e)	if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day;

(f)	the words “including” or “includes” mean “including but not limited to” or “including without limitation”;

(g)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning; and

(h)	this Deed must not be construed adversely to a party solely because that party was responsible for preparing it
Payments
1.3	Unless the context otherwise requires, where an amount is required to be paid to a party (Receiving Party) by another party (Paying Party) under this Deed, that amount must be paid by immediately available funds and in a form specified by the Paying Party (such as electronic wire transfer or bank cheque) to the Receiving Party, or otherwise as set out in the written direction of the Receiving Party if that written direction is received by the Paying Party more than 2 Business Days before the date upon which payment of the amount is due.
2	Shares
Sale and purchase
2.1	The Vendors sell and the Purchaser purchases, the Sale Shares and Units, free from all Security Interests, for the Purchase Price and in accordance with this Deed.
All of the Sale Shares and Units
2.2	Neither the Vendors nor the Purchaser will be obliged to complete the purchase of any of the Sale Shares and Units unless the purchase of all of the Sale Shares and Units is completed simultaneously.
Waiver of pre-emption rights
2.3	The Vendors waive and, prior to Completion, must obtain the waiver from all other relevant persons, of all restrictions on transfer (including pre-emption rights) that might exist for the

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Sale Shares and Units, whether under the constitution of each of the Group Companies, trust deed of each of the Group Trusts or otherwise.
3	Payment of Deposit, Purchase Price and Adjustment Amount
Payments on signing
3.1	Upon signing this Deed:
(a)	the Purchaser must pay the Deposit to the Stakeholder; and

(b)	the parties must direct the Stakeholder to immediately invest the Deposit:
(i)	in an interest bearing account with the Transaction Bank on 24 hour call;

(ii)	in the joint names of the Vendors and the Purchaser; and

(iii)	with the Stakeholder named as the sole signatory to the Deposit Account.
Release of deposit
3.2	Subject to clause 3.4, the Deposit and all interest earned on the Deposit is to be dealt with as follows:
(a)	on Completion, the parties must direct the Stakeholder to pay the Deposit together with 50% of the interest credited to the Deposit Account to the Vendors and the balance of the interest to the Purchaser;

(b)	the parties must direct the Stakeholder to pay the Deposit, together with all interest credited to the Deposit Account, to the Vendors if this Deed is terminated by the Vendors relying on default by the Purchaser; or

(c)	the parties must direct the Stakeholder to pay the Deposit, together with all interest credited to the Deposit Account, to the Purchaser if this Deed is terminated by the Purchaser relying on default by the Vendors pursuant to clause 4.5.
Exclusion of interest
3.3	Interest earned on the Deposit does not form part of the Purchase Price.
Deduction of charges
3.4	No payment may be made to the Vendors and/or the Purchaser under this clause unless all bank charges and Taxes levied on or payable on the investment and withdrawal of the Deposit have been deducted.
Deposit letter
3.5	On signing this Deed, the Vendors and the Purchaser must sign and deliver the Deposit Letter to the Stakeholder.
Release and directions
3.6	Except as ordered by a court of competent jurisdiction, no payment may be made out of the Deposit Account except:
(a)	as provided in clause 3.2; and

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(b)	upon receipt by the Stakeholder of a written direction signed by both parties.
3.7	Each party agrees to direct the Stakeholder in writing as required to give full effect to the provisions of this Deed.
Payment of balance of Purchase Price
3.8	The Purchaser must pay the Completion Payment Amount to the Vendors at Completion.
Adjustment Amount
3.9	The Adjustment Amount will be payable in accordance with the provisions in clause 7.
Intercompany Amounts
3.10	The Vendors must pay to the relevant Group Company or Group Trust the Intercompany Receivables in accordance with the provisions in clause 7.
3.11	The Purchaser must procure that the relevant Group Company and Group Trust pays to the Vendors the Intercompany Payables in accordance with the provisions in clause 7.
4	Conditions
Conditions
4.1	Completion is conditional on the consent of the Secretary to the Department of Infrastructure pursuant the terms of the lease governing Holiday Inn Melbourne at 1-5 Spencer Street, Melbourne VIC, title reference Volume 10043 Folio 991 to the change of control of Centra Victoria Pty Limited.
Reasonable endeavours to fulfil
4.2	The Vendors must use their reasonable endeavours to fulfil the Condition set out in clause 4.1
4.3	The Purchaser must provide all information and documents required by the Secretary to the Department of Infrastructure as notified by the Vendors from time to time.
Waiver of certain Conditions
4.4	The Purchaser may in its absolute discretion waive the condition in clause 4.1by notice to the Vendors on or before Completion.
Termination for failure of Conditions
4.5	Subject to the Vendor electing to defer Completion pursuant to clause 6.4 or 6.6, if the condition in clause 4.1 is not satisfied or waived upon or prior to Completion then either party may terminate this Deed by notice to the other parties.
5	Pre-Completion
Pre-Completion notices
5.1	At least 10 Business Days before the Completion Date the Purchaser must nominate to the Vendors in writing:

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(a)	new directors, a new secretary and a new public officer of each of the Group Companies;

(b)	the address of the new registered office of each of the Group Companies; and

(c)	the new company names and trust names of each of the Group Companies and Group Trusts which must not contain any words or expression which refer to any of the Brands or any words or expression which are similar or may be mistaken to be referring to any of the Brands and reasonably acceptable to the Vendors.
Business to be conducted in ordinary course
5.2	Except as is disclosed in the Disclosure Schedule or as may be required to give effect to or comply with an express provision of this Deed or any law or regulation or in so far as the Purchaser has given its written consent (such consent not to be unreasonably withheld or delayed), until Completion the Vendors will use their reasonable endeavours to ensure that each Group Company and Group Trust:
(a)	conducts its Business in the ordinary course and substantially in the same manner as it was conducted prior to the date of this Deed other than in relation to the General Managers of each of the Properties whose employment will be terminated by the Group Companies prior to Completion on terms reasonably acceptable to the Purchaser and reemployed by an entity within the Vendor Group prior to Completion on at least substantially the same terms and conditions of employment as those provided by the relevant Group Company;

(b)	without prejudice to the generality of clause 5.2(a), does not:
(i)	enter into any contract or commitment which involves any capital expenditure for more than $100,000 per item and $375,000 in aggregate, in each case exclusive of GST except for any contract or commitment which;
(A)	is contracted or committed and paid in full by the relevant Group Company or Group Trust before Completion;

(B)	is incurred to carry out emergency repairs (on such terms as are set out in clause 7.5 of the Australian Management Contracts as if the Australian Management Contracts were in effect); or

(C)	would be consistent with the relevant Group Company’s or Group Trust’s capital budget for the financial year ending 30 June 2005 as contained in the Data Room or with the new budgets agreed between the Purchaser and the Vendors between the date of this Deed and Completion;
(ii)	enter into, amend or terminate any agreement or incur any commitment not in the ordinary course of business which is either not capable of being terminated without compensation at any time or with 12 months’ notice or less or which involves or may involve total annual expenditure in excess of $100,000;

(iii)	acquire, dispose of, or create a Security Interest over any of the Assets other than acquisitions or disposals in the ordinary course of business and for less than $150,000;

(iv)	distribute or return any capital or declare, approve payment of or pay any dividend to its members except for any distributions effected for the purpose

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of distributing taxable income of any one or more of the Group Trusts to a unitholder of those Group Trusts;

(v)	issue or agree to issue any shares, units, options, notes, debentures or securities which are convertible into shares or units in the Group Companies or Group Trusts;

(vi)	alter any of the Group Company’s constitution or Group Trust’s trust deed, or do anything that may result in any breach of any Group Trust or cause the relevant trustee to lose its right of indemnity from the trust fund,;

(vii)	without consulting with the Purchaser, employ any person:
(A)	where that employment would materially increase the operating costs of the Group Companies or Group Trusts; or

(B)	with an annual remuneration package of more than $150,000;
(viii)	except in the ordinary course of business or as disclosed in the Data Room, terminate, change the terms of employment to a material extent, or pay or provide any bonus, to any Employee;

(ix)	acquire or agree to acquire any share, shares, note, debenture or other interest (including a contractual interest) in any company, partnership, trust or other venture;

(x)	in relation to any Leased Property, agree any new rent or fee payable under any lease, tenancy or licence which is material in the context of the Purchase Price, provided that no such consent shall be required in respect of any increase in rent payable in respect of any Leased Property pursuant to a rent review in accordance with the terms of the existing lease;

(xi)	settle an insurance claim instituted by or on behalf of a Group Company or Group Trust, where the sum claimed exceeds $250,000; or

(xii)	enter into any guarantee, indemnity or other agreement to secure any obligation of a third party (excluding obligations of any Group Company or Group Trust) or create any Security Interest over any of its assets or undertaking in any such case other that in the ordinary course of business.

5.2A	The Vendors shall, at least weekly (if feasible), meet with the Purchaser to review and discuss the conduct and trading results of the Business of each Group Company and Group Trust and the operation of the hotels forming part of the Vendors’ Business and to discuss the ongoing conduct of the Business and the hotels in accordance with clause 5.2.

5.2AA	The Vendors and Purchaser shall establish a liaison committee to be made up of appropriate persons nominated by them. The role of the liaison committee will be to: facilitate the Vendors and Purchaser liaising in respect of, and a smooth transition on, the sale of the Sale Shares and Units; work together towards an orderly Completion (including the preparation of Adjustments Statements and other necessary documentation and information); and allow the Purchaser to become familiar with the Businesses. The Vendors and the Purchaser agree to use their best commercial endeavours to procure that the committee adequately performs its role.

5.2B	The Vendors will provide the Purchaser access to the Data Room between the date of this Deed and the date of Completion.

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Obligations of Vendors on Completion
5.3	If, before Completion, the Purchaser becomes aware of a breach by the Vendors of clause 5.2 then the Purchaser shall:
(a)	promptly notify the Vendors and provide reasonable details of the breach; and

(b)	if the breach is capable of remedy, not make any claim in respect of that breach or take any other action against the Vendors under this Deed in respect of that breach without first giving the Vendors at least 20 Business Days to remedy the breach. For the avoidance of doubt, there is no obligation on the Vendors to remedy any such breach after being notified of the breach pursuant to clause 5.3(a). If any part of that 20 Business Day period falls after Completion, the Vendors may have access to any of the Properties during that part of the period:
(i)	for the purposes of remedying the relevant breach; and

(ii)	if it complies with the Purchaser’s reasonable requirements in relation to access to the Properties and the remedying of the breach; and
(c)	if the breach is not capable of remedy or if the Vendors have not remedied the breach within the time period specified in clause 5.3(b), any claim in respect of that breach will be treated as a warranty claim under clause 8 of this Deed.
Insurance Policies
5.4	The Vendors shall, and shall procure that each Vendor Group member and each Group Company or Group Trust shall continue in force all policies of insurance maintained by them in respect of the Group Company, Group Trust, Properties and the Business until Completion and will have the interest of the Purchaser noted on each such policy of insurance. For the avoidance of doubt, the Vendors shall pay, and shall procure that each Vendor Group member and each Group Company or Group Trust pays, all premiums falling due for payment prior to Completion in respect of the Insurance Policies when due. Up to Completion, the Vendor will not vary the terms of any Insurance Policy or replace any Insurance Policy with another policy of insurance unless the terms of the new policy are at least equivalent to the terms of the relevant Insurance Policy.
5.5	Subject to clause 5.7, the Insurance Policies will cease to apply to or cover the Group Company or Group Trust or the Businesses immediately following Completion except as otherwise provided under the Australian Management Contracts.

5.6	From Completion:
(a)	in respect of any Insurance Policy which is a “claims made” basis policy:
(i)	no Vendor Group member will be required to provide or make available to any Group Company or Group Trust any insurance coverage under any such policy; and

(ii)	the cessation of the application of or coverage under the Insurance Policies will, subject to the terms of the relevant policy, be without prejudice to any accrued claims notified to the relevant insurer which are pending at Completion; and
(b)	in respect of any “occurrence” basis policy, the Group Company or Group Trust shall continue to benefit from the policy, subject to the terms of the relevant policy, in

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relation to events occurring prior to Completion but in respect of which no claim has yet arisen at the time of Completion.
5.7	The Vendors and the Purchaser agree that any claims made under any of the Insurance Policies in respect of any Group Company or Group Trust shall be administered and collected by the Vendors (or by a claims handler appointed by the Vendors) on behalf of the Group Company or Group Trust in question. The Vendors will consult with and seek the consent of the Purchaser in relation to settling any claim. The Purchaser shall, and shall procure that each Group Company or Group Trust in question shall:
(a)	cooperate fully with the Vendors to enable the Vendors to comply with the reasonable requirements of the relevant insurer; and

(b)	provide such information, assistance and access to Employees (or their successors) as the Vendors may reasonably require in connection with any such claim.
Any monies and other benefits received by the Vendors as a result of such claims shall be paid over or provided to the Purchaser for the benefit of the Group Company or Group Trust in question, net of all reasonable costs and expenses of recovery (including all reasonable handling and collection charges by any claims handler appointed by the Vendors).

5.8	In respect of all claims under the Insurance Policies referred to in clause 5.7 which are notified to insurers prior to Completion and all claims subsequently brought under any Insurance Policy which relates to a Group Company or Group Trust, the Vendors and the Vendor Group:
(a)	shall be responsible for the deductible on each relevant Insurance Policy; and

(b)	will not be entitled to seek reimbursement of such deductible from the Purchaser.
5.9	Clause 5.6 to 5.9 is a continuing obligation and will not merge or be extinguished on Completion or termination of this Deed.
Vendor Intercompany Debt
5.10	Notwithstanding any other provision hereof, on the Vendor Intercompany Debt Repayment Date, the Vendors must procure that the Vendor Intercompany Debt Assignment Steps are taken by the relevant Vendor Group members and the relevant Group Companies and Group Trusts and that the Vendor Intercompany Debt and the Group Companies and Group Trusts Intercompany Debt is discharged.
5.11	The Purchaser acknowledges and agrees that the number of Sale Shares on the date of this Agreement may be reduced by the Vendor Intercompany Debt Assignment Steps.
5.11A	The Purchaser (as shareholder of the Group Companies and unitholder of the Group Trusts) will not and will procure that each Group Company and Group Trust (as relevant) provide an adequate acknowledgement to HIHA that it will not seek repayment of any receivables assigned under the Vendor Intercompany Debt Assignment Steps.
Damage or Destruction
5.12	If before Completion any of the Assets or the Properties are damaged, destroyed or otherwise affected, or a Group Company or a Group Trust incurs a Liability or a Loss:
(a)	to a degree that materially and adversely affects the conduct or profitability of any Business or any of the Sale Shares and Units; and

(b)	by Completion the Vendors have not adequately replaced or repaired the Assets or the Properties affected or the Purchaser has not received or is not satisfied that it will

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promptly receive sufficient compensation under any Insurance Policy to cover the Purchaser’s, the Group Company’s or the Group Trust’s loss suffered, then the Purchaser may elect to:
(c)	make an appropriate adjustment to the Purchase Price as agreed between the Vendors and the Purchaser to sufficiently compensate the Purchaser, the Group Company or the Group Trust for its loss suffered, or failing agreement, as determined by an Expert in accordance with clauses 7.8, 7.11 and 7.12; or

(d)	otherwise vary the terms of this Deed, other than removing any of the Sale Shares and Units from the sale and as agreed by the Vendors and the Purchaser.
Purchaser’s access prior to Completion
5.13	The Vendors must between the date of this Deed and Completion on receiving reasonable notice from the Purchaser:
(a)	provide or ensure the provision of all information and assistance which may reasonably be requested by the Purchaser; and

(b)	permit representatives of the Purchaser to have access to and take extracts from or copies of any books, correspondence, accounts or other records relating to the Businesses or the Properties in the Vendors’ possession or control or the possession or control of the Group Companies, for the purpose of the Purchaser’s review of the accounts and financial statements of the Group Companies and Group Trusts, provided that such access and assistance does not unreasonably interfere with the conduct of the Businesses.
6	Completion
Time and place of Completion
6.1	Completion must:
(a)	take place at the offices of the Vendors’ Solicitors on the Completion Date, or at such other place as the parties may agree; and

(b)	take place contemporaneously with completion of the NZ Sale Contract.
Obligations of Purchaser on Completion
6.2	On Completion the Purchaser must:
(a)	pay the Completion Payment Amount to the Vendors;

(b)	open new bank accounts for each of the Group Companies and Group Trusts;

(c)	enter into the Portfolio Side Agreement and cause the Purchaser Guarantor to enter into the Portfolio Side Agreement;

(d)	cause the relevant Group Companies to enter into the Australian Management Contracts, Australian Non Disturbance Deeds and the Shared Services Agreements; and

(e)	cause the relevant financier(s) to enter into the Australian Non Disturbance Deeds.

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Obligations of Vendors on Completion
6.3	At Completion the Vendors must:
(a)	make available by leaving at the Properties or deliver to the Purchaser:
(i)	proper transfers of the Sale Shares and Units duly executed by the registered holders in favour of the Purchaser, together with the share certificates and/or unit certificates (as the case may be) for the Sale Shares and Units;

(ii)	all waivers or consents which the Purchaser may reasonably require to enable the Purchaser to be registered as holders of the Sale Shares and Units;

(iii)	all of the following for each of the Group Companies:
(A)	a copy of the constitution;

(B)	the common seal except for H.I.(Coogee) Pty Limited;

(C)	the Books and Records;

(D)	any Confidential Information in respect of the relevant Group Company in the possession or control of the Vendors or the Group Companies;

(E)	the certificates of incorporation;

(F)	originals or copies of certificates of registration of the Business Names;

(G)	certificates of title for the Freehold Properties (except in relation to Holiday Inn Townsville Title Reference 50359886) and the Crowne Plaza Canberra;

(H)	executed originals to the extent available or copies of the Contracts listed in Schedule 13; and

(I)	originals or copies of the executed leases for Holiday Inn Melbourne,
(iv)	all of the following for each of the Group Trusts:
(A)	the original executed trust deed or a copy thereof; and

(B)	the Books and Records; and
(v)	the executed resignations of each of the directors of the Group Companies, the secretary or secretaries of the Group Companies and public officers of the Group Companies in the form set out in Schedule 14, effective from the close of the meetings referred to in clause 6.3(c);
provided, however, that in relation to items referred to in paragraphs (iii) and (iv) above (together Records):
(vi)	Purchaser recognises that certain Records may relate primarily to the Vendor Group generally rather than specifically to the Group Companies or Group Trusts and that the Vendors may retain such Records and will provide copies of the relevant portions to the Purchaser;

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(vii)	Vendors may retain all Records prepared in connection with the sale of the Sale Shares and Units, including bids received from other parties and analyses relating to the Group Companies or Group Trusts; and

(viii)	Vendors may retain any Tax returns, reports or forms other than returns, reports or forms that relate solely to the Group Companies or the Group Trusts, and, on request, Purchaser will be provided with copies or extracts of such returns, reports or forms only to the extent they relate to separate returns or separate Tax liability of any of the Group Companies or Group Trusts;
(b)	cause a meeting of directors of each Group Company in its personal capacity to be held and obtain at the meeting, subject to payment of stamp duty (if any):
(i)	the approval of the registration of the transfers of the Sale Shares;

(ii)	the cancellation of the existing certificates for the Sale Shares; and

(iii)	the issue of new certificates for the Sale Shares in favour of the Purchaser;
(c)	for each of the Group Trusts, cause a resolution of the unitholders to be passed consenting to the transfer of the Sale Units to the Purchaser in accordance with the provisions of each Group Trusts’ trust deed;

(d)	for each of the Group Trusts, cause a meeting of directors of the relevant Group Company in its capacity as trustee of the relevant Group Trust to be held and obtain at the meeting, (in accordance with the provisions of each Group Trust’s trust deed):
(i)	the approval of registration of the transfers of the Sale Units;

(ii)	the cancellation of the existing certificate for the Sale Units; and

(iii)	the issue of a new certificate for the Sale Units in favour of the Purchaser;
(e)	cause a meeting of directors of each Group Company or a meeting of members of each Group Company (as applicable) to be held and obtain at the meeting:
(i)	the appointment of those persons nominated under clause 5.1(a) as directors, secretary and public officer of the Group Companies and who have consented in writing to act as directors, secretary and public officer respectively;

(ii)	the acceptance of the resignations of directors and secretaries and public officer received under clause 6.3(a)(v);

(iii)	the closure of the Group Companies and Group Trusts bank accounts ; and

(iv)	the change in the name of the Group Companies (and the name of the Group Trusts of which the Group Companies are a trustee) to a name reasonably acceptable to the Vendors;
(f)	procure that SC Hotels & Resorts (Australia) Pty Ltd (a subsidiary of HIHA) transfers and does all things necessary to facilitate the transfer of the business names noted in Schedule 6 as being owned by SC Hotels & Resorts (Australia) Pty Ltd to the relevant Group Company;

(g)	cause the termination of the Royalty Agreements;

(h)	cause the Manager to execute to the Australian Management Agreements, Australian Non Disturbance Deeds, Shared Services Agreement and the Portfolio Side Agreement; and

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(i)	cause SC Hotels & Resorts (Australia) Pty Limited to execute the Portfolio Side Agreement.
Non compliance
6.4	If, despite the Vendors’ best endeavours, the Vendors have not complied with any of the provisions of this clause 6 on the Completion Date, the Vendors may at their option, defer Completion for up to 3 months after 31 October 2005 (in which case the provisions of this clause 6.4 will apply to the deferred Completion).
6.5	If either party has not complied with any of the provisions of this clause 6 on the Completion Date and the Vendors have not made the election to extend Completion pursuant to clause 6.4, the other party may at its option:
(a)	proceed to Completion so far as is practical without affecting its rights under this Deed; or

(b)	terminate this Deed by notice to the non-complying party.
Defer Completion
6.6	The Vendors may, at their option and on more than one occasion by notice in writing to the Purchaser, defer Completion for up to 3 months after 31 October 2005 (in which case the provisions of this clause 6.6 will apply to the deferred Completion).
7	Adjustment Statement and Intercompany Receivables and Payables
Cash float
7.1	Prior to Completion, the Vendors may remove all cash from the Cash float, provided that 2 weeks prior to Completion, the Vendors have given to the Purchaser an estimate of the Cash float to be removed on Completion.
Adjustment Statement
7.2	The Vendors shall procure that as soon as practicable, but in any event within 60 Business Days following Completion, the preparation of the Adjustment Statement in accordance with Schedule 4 and provide a copy to the Purchaser.
7.3	The Purchaser must, in connection with the preparation of the Adjustment Statement:
(a)	provide or ensure the provision of all information and assistance which may reasonably be requested by the Vendors; and

(b)	permit representatives of the Vendors to have access to and take extracts from or copies of any books, correspondence, accounts or other records relating to the Properties in the Purchaser’s possession or control or the possession or control of the Group Companies.
7.4	The cost of preparing the Adjustment Statement will be borne equally by the Purchaser and the Vendors.

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Dispute
7.5	If the Purchaser disputes the correctness of the Adjustment Statement, the Purchaser may within 10 Business Days of receiving the Adjustment Statement issue a Dispute Notice to the Vendors setting out in reasonable detail the basis of the dispute.
7.6	The parties must negotiate in good faith to resolve any dispute within 10 Business Days after the issue of a Dispute Notice.
7.7	If the dispute is not resolved under clause 7.6, the remaining matters in dispute must be promptly referred by the parties to the Expert for determination.
7.8	The parties must appoint the Expert, which must be an independent firm of chartered accountants selected by agreement between the parties or, failing agreement within 14 Business Days of any party issuing a Dispute Notice, as selected by the President for the time being of the Institute of Chartered Accountants of Australia.
7.9	The Expert must be directed by the parties to determine any matter in dispute as soon as practicable but in any case within 20 Business Days of its appointment by:
(a)	applying the principles set out in Schedule 4;

(b)	having regard to any written submissions made to the Expert by the parties or their representatives within 5 Business Days of the appointment of the Expert;

(c)	making such enquiries or inspections as the Expert considers in its absolute discretion to be necessary; and

(d)	determining the form and content of the Adjustment Statement and the amount of the Actual Adjustment Amount and providing notice of its determination to all parties.
7.10	The determination of the Expert as to the matters in dispute, the form and content of the Adjustment Statement, and the amount of the Actual Adjustment Amount will (in the absence of manifest error) be final and binding on the parties.
7.11	In making its determination the Expert will act as an expert and not as an arbitrator.

7.12	The costs of the Expert shall be borne equally by the Purchaser and the Vendors.
Adjustment
7.13	If:
(a)	the Actual Adjustment Amount as shown in the Adjustment Statement:
(i)	is an adjustment in favour of the Purchaser of less than $2,787,061then the Purchaser will pay an amount to the Vendors equal to $2,827,061 less the Actual Adjustment Amount; or;

(ii)	is an adjustment in favour of the Vendors then the Purchaser will pay an amount to the Vendors equal to $2,827,061 plus the Actual Adjustment Amount;
(b)	the Actual Adjustment Amount as shown in the Adjustment Statement is an adjustment in favour of the Purchaser greater than $2,867,061 then the Vendors will pay an amount to the Purchaser equal to the excess of the Actual Adjustment Amount over $2,827,061;

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(c)	a Dispute Notice is not issued by the Purchaser in accordance with clause 7.5 then the payment under clause 7.13(a) or 7.13(b) shall be made within 15 Business Days after the date that the Purchaser received the Adjustment Statement and if a Dispute Notice is issued then the payment under clause 7.13(a) or 7.13(b) shall be made within 5 Business Days of the date that the Expert makes its determination pursuant to clause 7.9.
Intercompany Debt
7.14	The Vendors must procure that the relevant Vendor Group member repay the Intercompany Receivable.
7.15	The Purchaser must procure that the relevant Group Company or Group Trust repays the Intercompany Payable.
7.16	If a Dispute Notice is not issued by the Purchaser in accordance with clause 7.5 then the payment under clause 7.14 and/or 7.15 shall be made within 15 Business Days after the date that the Purchaser received the Adjustment Statement and if a Dispute Notice is issued then the payment under clause 7.14 and/or 7.15 shall be made within 5 Business Days of the date that the Expert makes its determination pursuant to clause 7.9.
8	Warranties and indemnity
“As is” condition
8.1	Except as provided for in this Deed, the Businesses and the Assets are held by the Group Companies and Group Trusts:
(a)	in their state of repair and condition; and

(b)	subject to the Contracts,
in each case as at the date of this Deed.
8.2	Other than as allowed under, or for a breach of, this Deed, the Purchaser shall not make any claim, objection or requisition against the Vendors or rescind or terminate this Deed in respect of:
(a)	the condition of the Businesses or the Assets, including without limitation, the Properties; or

(b)	the terms of any Contract or any breach of any Contract by a party other than a Group Company or Group Trust.
Vendors Warranties and Indemnities
8.3	Each of the Vendors represent, warrant and covenant to the Purchaser that each statement contained in Schedule 2 is true, accurate and not misleading as at the date of this Deed and on Completion (except where a warranty refers only to one of those dates or to another specific date, that warranty is given only at that date).
8.4	Any Warranty qualified by the expression “to the best of the Vendors’ knowledge” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of those persons set out in column (1) of Schedule 15 and the knowledge that such persons ought reasonably to have, after making all due and careful enquiries, in each case in relation to those Vendors’ Warranties set out against each such person’s name in column (3) of Schedule 15.

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The Vendors warrant that each person referred to in Schedule 15 is qualified to comment on and has the necessary knowledge, skills and experience to give evidence of the Vendors’ knowledge in respect of the relevant item.
Purchaser’s Warranties
8.5	The Purchaser and the Purchaser Guarantor each represent, warrant and covenant to and with the Vendors that each of the statements set out in Schedule 3 is true, accurate and not misleading as at the date of this Deed and on Completion (except where a warranty refers only to one of those dates or to another specific date, that warranty is given only at that date).
Other Warranties and conditions excluded and Statutory Actions
8.6	Except as expressly set out in this Deed, all terms, conditions, warranties and statements (whether express, implied, written, oral, collateral, statutory or otherwise) are excluded to the maximum extent permitted by law and, to the extent they cannot be excluded, the Vendors disclaim all Liability in relation to them to the maximum extent permitted by law.
(b)	To the maximum extent permitted by law, and without limiting any right to sue for breach of contract under this Deed including clause 8.3, the Purchaser shall not make, and waives any right it may have to make, any claim against the Vendors or any of their directors, officers, employees, agents or advisers (including any director, partner, officer or employee of any adviser):
(i)	under section 52 of the Trade Practices Act 1974 (Cth), section 12DA of the Australian Securities and Investment Commission Act 2001 or Part 7.10 of the Corporations Act or the corresponding provision of any state or territory enactment;

(ii)	under any similar provision of any other enactment in any other jurisdiction; or

(iii)	in relation to any common law claim for misrepresentation, misstatement or mistake except to the extent arising from fraud, in respect of the Sale or any other matters which are the subject of this Deed (including the Warranties) or the Disclosure Materials.
Disclosures
8.7	The Purchaser acknowledges the Warranties are given subject to, all matters:
(a)	fairly disclosed in the Disclosure Schedule;

(b)	fairly disclosed in the Disclosure Materials;

(c)	to the extent to which there is an adequate allowance, provision or reserve in the Accounts;

(d)	in the public domain which the Purchaser would have found if it made reasonable inquiries in respect of the Businesses of major Australian newsprint reports over the past 6 months;

(e)	which would be revealed by a search of any public records held by, or by making enquiries of, any Government Agency including the Australian Securities & Investments Commission;

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(f)	which would have been apparent from:
(i)	an inspection of the Group Company’s or Group Trust’s Books and Records contained in the Data Room; and

(ii)	the actual physical inspection of the Assets by the Purchaser, conducted between 9 to 15 July 2005 (inclusive), provided that clauses 8.7(a), (b) and (f)(i) do not apply in respect of the Warranties in Schedule 2 paragraphs 5.1 — 5.3 (inclusive).
Conditions of payment and Claims for breach
8.8	Despite any other provision of this Deed, each of the following applies in respect of this Deed.
(a)	The Vendors are not liable to make any payment (whether by way of damages or otherwise) for any breach of any Specified Provision unless a Claim is made in writing by the Purchaser against the Vendors:
(i)	in the case of any claim under paragraph 25 of Schedule 2 (tax warranties) and/or paragraph 5 of Schedule 18 (tax indemnities), within 6 years after the Completion Date; and

(ii)	in the case of any other claim, within 18 months after the Completion Date.
(b)	The maximum aggregate amount that the Purchaser may recover from the Vendors (whether by way of damages or otherwise) in respect of all breaches of the Specified Provisions is:
(i)	in the case of any warranty or indemnity in relation to any Tax, the Purchase Price;

(ii)	in the case of any claim under paragraphs 1, 2, 3, 4, 5, 6, 9.1, 9.2 and 9.4(a) of Schedule 2, the Purchase Price; and

(iii)	in the case of any other claim, 25% of the Purchase Price.
(c)	The Vendors are not liable to make any payment (whether by way of damages or otherwise) for breach of any Specified Provision in respect of any individual claim (or a series of claims arising from an event or substantially similar circumstances) where the amounts finally adjudicated or agreed against the Vendors (disregarding the provisions of this clause 8.8(c)) in respect of any such claim or series of claims does not exceed $250,000. Where the liability agreed or determined in respect of any such claim or series of claims exceeds $250,000, the Vendors will be liable for the amount of the claim or series of claims as agreed or determined and not merely for the excess. For the purpose of calculating whether the $250,000 amount referred to in this clause has been exceeded, all claims in relation to Tax will be taken to constitute a single individual claim for an amount which is equal to the total of all amounts adjudicated or agreed against the Vendors in relation to Tax, calculated on a cumulative basis throughout the period referred to in clause 8.8(a)(i).

(d)	The Vendors are not liable to make any payment (whether by way of damages or otherwise) for any breach of any Specified Provision in respect of any claim unless the total of all amounts finally adjudicated or agreed against the Vendors (disregarding the provisions of this clause 8.8(d)) in respect of breaches of Specified Provision exceeds $2,000,000. Where the liability agreed or determined in respect of all claims exceeds

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$2,000,000, the Vendors will be liable for the aggregate amount of all claims as agreed or determined and not merely for the excess.

(e)	The Vendors’ Liability in respect of any breach of any Specified Provision will be reduced or extinguished (as the case may be) to the extent that the breach has arisen as a result of any act or omission on or after Completion by or on behalf of the Purchaser.

(f)	The Vendors’ Liability in respect of any breach of any Specified Provision will be reduced or extinguished (as the case may be) to the extent that the breach has arisen as a result of any act or omission by or on behalf of the Vendors where the Purchaser has requested in writing that act or omission.

(g)	If after the Vendors have made any payment to the Purchaser for any breach of any Specified Provision the Purchaser Group receives any benefit or credit by reason of matters to which the breach relates (including a Tax benefit or credit) then if the Purchaser has been fully compensated for the whole of the Loss it suffers (Purchaser’s Loss), the Purchaser must immediately repay to the Vendors a sum corresponding to the amount of the payment made by the Vendors to the Purchaser but only to the extent that any payment from the Vendors when added to any other payment received by the Purchaser in respect of the Purchaser’s Loss is in excess of the amount of the Purchaser’s Loss.

(h)	The Vendors will not be liable to make any payment (whether by way of damages or otherwise) for any breach of any Specified Provision:
(i)	where the breach is as a result of any legislation not in force at the date of this Deed including legislation which takes effect retrospectively;

(ii)	where the breach is as a result of or in respect of a change in the judicial interpretation of the law in any jurisdiction after the date of this Deed;

(iii)	where the breach is as a result of or in respect of a change in the administrative practice of any Government Agency after the date of this Deed including any change which takes effect retrospectively;

(iv)	without limiting clause 8.8(g), to the extent that the Purchaser Group is actually indemnified against, or otherwise recovers from a person other than the Vendors in respect of any loss or damage arising out of the breach whether by way of contract, indemnity or otherwise; or

(v)	for any indirect, consequential or economic loss or loss of profit or revenue, however arising.
(i)	The Vendors are not liable under a Claim in relation to a Specified Provision if:
(i)	all of the Group Companies and Group Trusts have ceased to be wholly owned by a member of the Purchaser Group; or

(ii)	all of the Businesses, have ceased to be owned and controlled by a member of the Purchaser Group.
Acknowledgments
8.9	The Purchaser acknowledges and agrees that:
(a)	except as expressly set out in this Deed, neither the Vendors nor any person acting on behalf of or associated with the Vendors has made any representation, given any advice or given any warranty or undertaking, promise or forecast of any kind in

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relation to the Sale Shares and Units, the Group Companies, the Group Trusts, any of the Properties, or this Deed;

(b)	without limiting paragraph (a), and except as expressly set out in this Deed and in the Accounts, no representation, no advice, no warranty, no undertaking, no promise and no forecast is given in relation to:
(i)	any economic, fiscal or other interpretations or evaluations by the Vendors or any person acting on behalf of or associated with the Vendors or any other person;

(ii)	future matters, including future or forecast costs, prices, revenues or profits; or

(iii)	the principles to be applied by any Government Agencies with respect to the regulation of the hotel industry and, in particular, matters affecting revenue, prices and charges and service levels.
8.10	The Purchaser acknowledges and agrees that without limiting clause 8.9, and except for the statements made in Schedule 2 and in this Deed, no statement or representation made by the Vendors:
(a)	has induced or influenced the Purchaser to enter into this Deed or agree to any or all of its terms;

(b)	has been relied on in any way as being accurate by the Purchaser;

(c)	has been warranted to the Purchaser as being true; or

(d)	has been taken into account by the Purchaser as being important to the Purchaser’s decision to enter into this Deed or agree to any or all of its terms.
8.11	The Purchaser acknowledges and agrees that it has competently and diligently carried out an investigation and has examined and acquainted itself concerning all available information which is relevant to the risks, contingencies and other circumstances which could affect its decision to enter into this Deed. Each of the Vendors and the Purchaser confirms and acknowledges that as at the date of this Deed nothing has come to their attention which would constitute a breach of the representations, warranties or covenants made by the Vendors in this Deed.
Insurance
8.12	[Intentionally Deleted]

8.13	[Intentionally Deleted]
Restructure of the Purchaser Group or change in accounting policies
8.14	The Vendor will not be liable for any breach of any Specified Provision to the extent that the breach would not have arisen but for any restructure or change in ownership of the Purchaser Group on or after Completion or any change in the accounting policies and changes in tax practices (in a manner consistent with clause 2.1 of Schedule 18) of the Purchaser Group on or after Completion.
Reduction of Purchase Price
8.15	Any monetary compensation received by the Purchaser from the Vendors as a result of any breach by the Vendor of any Specified Provision will be in reduction and refund of the Purchase Price.

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Remedies for breach of Specified Provision
8.16	The Purchaser acknowledges that its sole remedy for a breach of a Specified Provision is damages other than specific performance of obligations.
No Liability where breach
8.17	Without limiting the operation of any other provision of this Deed, the Vendors’ Liability in respect of any breach of any Specified Provision will be reduced or extinguished to the extent the Vendors’ Liability has arisen as a result of any breach by the Purchaser of any provision of this Deed.
Mitigation of Losses
8.18	The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Deed.
Limitation in relation to Tax
8.19	The Vendors are not liable under a Claim for any Loss arising from any matter or circumstance set out in clause 2 of Schedule 18 and clause 1.2(b) of Schedule 18 applies to the Purchaser as if set out in full in this Deed.
Indemnification by Purchaser
8.20	[Intentionally Deleted]
8.21	Following Completion, the Purchaser agrees to indemnify the Vendor Group and its officers, directors, employees and agents and hold them harmless from the liabilities set out in paragraph 3 of Schedule 18.
8.22	The Purchaser and the Purchaser’s Guarantor shall indemnify the Vendors and the Vendor Group and its officers, directors, employees and agents and hold them harmless against any Liabilities, Loss, cost, damage and expense incurred by the Vendor or the Vendor Group in connection with any Claim against the Vendor or the Vendor Group to the extent that the Claim arises from or is connected with any breach by a Purchaser or the Purchaser’s Guarantor of any warranty of the Purchaser set out in Schedule 3 or of any other term of this Deed.
Indemnification by Vendor
8.23	Following Completion, the Vendors shall indemnify the Purchaser Group and its officers, directors, employees and agents and hold them harmless from the liabilities set out in paragraph 5 of Schedule 18.
8.24	The Vendors shall indemnify the Purchaser and the Purchaser Group and its officers, directors, employees and agents and hold them harmless against any Liabilities, Loss, cost, damage and expense incurred by the Purchaser or the Purchaser Group in connection with:
(a)	any Claim against the Purchaser or the Purchaser Group to the extent that the Claim arises from or is connected with any breach by a Vendor of any Specified Provision or of any other term of this Deed; and

(b)	the restructure of the Vendor Group prior to Completion including the Vendor Intercompany Debt Assignment Steps and the discharge of the Vendor Intercompany Debt and the Group Companies and Group Trusts Intercompany Debt.

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9	Claims
Notification of Potential Claims
9.1	If the Purchaser or any member of the Purchaser Group becomes aware of any fact, matter or circumstance that gives rise to a claim against the Vendors under this Deed, the Purchaser must as soon as reasonably practicable and in any event within 60 Business Days, give a notice in writing to HIHA setting out such information and supplying copies of all relevant correspondence as the Purchaser or other member of the Purchaser Group (acting reasonably) determines is reasonably necessary to enable the Vendors to assess the merits of the claim provided that no information prejudicial to the interests of the Purchaser Group need be disclosed.

9.2	Failure to give notice within such period shall not affect the rights of the Purchaser.
Notification of Claims under this Deed
9.3	Notices of claims against the Vendors under this Deed must be given by the Purchaser to the Vendors within the time limits specified in clause 8.8(a), specifying in reasonable detail the legal and factual basis of the claim and may include (in the Purchaser’s discretion) the evidence on which the Purchaser relies and, if practicable, an estimate of the amount of Losses which are, or are to be, the subject of the claim (including any Losses which are contingent on the occurrence of any future event).
9.4	Notwithstanding clause 9.3 if:
(a)	the Purchaser or any Purchaser Group member lodges a claim under the terms of any insurance policy of or applicable to the Purchaser or the Purchaser Group member (Insurance Claim); and

(b)	pursues and conducts the Insurance Claim with due diligence (to the standard of a reasonable insured who would receive the benefit of any payment under the insurance policy), then the time during which the Insurance Claim is being conducted by the Purchaser will not be counted towards the calculation of the time limit specified in clause 8.8(a) during which the Purchaser must commence legal proceedings under clause 8.8(a).
Commencement of Proceedings
9.5	Any claim notified pursuant to clause 9.3 will (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn 9 months after the notice is given pursuant to clause 9.3 or in the case of any contingent liability, 9 months after such contingent liability becomes an actual liability and is due and payable unless legal proceedings in respect of it:
(a)	have been commenced by being both issued and served; and

(b)	are being continue to be pursued with reasonable diligence.
Investigation by the Vendors
9.6	In connection with any matter or circumstance that may give rise to a claim against the Vendors under this Deed:
(a)	the Purchaser will allow subject to the Purchaser’s rights and preservation of legal privilege, and must procure that the relevant Purchaser Group member allows, the Vendors and their financial, accounting or legal or other advisers to reasonably

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investigate (including reasonable physical inspections of the Properties) the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim; and

(b)	the Purchaser must disclose to the Vendors material of which the Purchaser is aware which relates to the claim and shall, and may procure that any other relevant members of the Purchaser Group shall, give, subject to their being paid all reasonable costs and expenses, such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Vendors or their financial, accounting or legal advisers may reasonably request.

(c)	The Vendors agree to keep all such information provided to it under this clause 9.6 confidential and to use it only for the purpose of investigating and defending the claim in question.
Conduct of Third Party Claims
9.7	If the matter or circumstance that may give rise to a claim against the Vendors under this Deed is a result of or in connection with a claim by or liability to a third party then:
(a)	subject to the Vendors indemnifying the Purchaser or the relevant member of the Purchaser Group concerned against all Losses and Liabilities to the reasonable satisfaction of the Purchaser or the relevant member of the Purchaser Group, the Purchaser must, or the Purchaser must procure that any other member of the Purchaser Group takes such action as the Vendors may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim;

(b)	the Vendors will be entitled to at their own expense and in their absolute discretion, but subject to consultation with the Purchaser and with the consent of the Purchaser, to take such action as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or other member of the Purchaser Group concerned and to have the conduct of any related proceedings, negotiations or appeals provided that the Vendors in exercising its rights under this clause must have reasonable regard to the preservation of the reputation and relationships of the Purchaser and the Purchaser Group and must otherwise act in such a manner that will not prejudice the Purchaser’s or the Purchaser Group’s rights or position;

(c)	the Purchaser or other member of the Purchaser Group concerned may not admit, compromise, dispose of or settle such claim without the written consent of HIHA (not to be unreasonably withheld) on behalf of the Vendors;

(d)	if the Vendors make any request pursuant to clause 9.7(a), the Purchaser must, and the Purchaser must procure that any other member of the Purchaser Group takes all reasonable steps to procure that the Vendors are provided on reasonable notice with all material correspondence and documentation relating to the claim as the Vendors may reasonably request that does not prejudice the rights or position of the Purchaser or the Purchaser Group;

(e)	The Vendors agree to keep all such correspondence and information confidential and to use it only for the purpose of dealing with the relevant claim.
9.8	If the matter or circumstance that may give rise to a claim against the Vendors under this Deed is a result of or in connection with a claim by or liability to a third party in clause 9.7 is in

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relation to Tax, the provisions set out in clause 1 of Schedule 18 apply to the extent specifically provided for in clause 1 of Schedule 18 and otherwise the provisions of this clause 9 apply to such claims.
10	Confidentiality and announcements
Provisions to remain confidential
10.1	Subject to clauses 10.2 and 10.3 each party must not, without the prior written consent of the other parties disclose:
(a)	the content or effect of this Deed;

(b)	prior to Completion, any Confidential Information obtained by it.
Permitted disclosures
10.2	A party may make disclosures:
(a)	to those of its employees, officers, professional or financial advisers and bankers as the party reasonably thinks necessary to give effect to this Deed but only on a strictly confidential basis; and

(b)	in the case of the Purchaser, to the unitholder of the HANZ Trust; and

(c)	if required by law or rules of a securities exchange, after the form and terms of that disclosure have been notified to the other party and the other party has had a reasonable opportunity to comment on the form and terms.
Announcements
10.3	Any party may make announcements or statements at any time in the form and on the terms previously agreed by the parties in writing, which agreement must not be unreasonably withheld.
Confidentiality Deed Poll
10.4	As and from Completion, the Purchaser is released from its obligation to keep the Confidential Information (as that term is defined in the Confidentiality Deed Poll) confidential pursuant to the Confidentiality Deed Poll. For the avoidance of doubt, the Purchaser is not released from its obligations in relation to Recipient Advisors or Recipient Agents under the Confidentiality Deed Poll.
11	Notices
Requirements
11.1	All notices must be:
(a)	in legible writing and in English;

(b)	addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as that party may notify to the other parties:
to the Vendors and Vendors’ Guarantor:

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Address: Level 9, 504 Pacific Highway, St. Leonards, NSW 2065 / 230 Victoria Street, #13-00 Buois Junction Towers, Singapore 188024
Attention: Chief Operating Officer ANZSP / Asia Pacific General Counsel
Facsimile no: +612 9437 6811/ +65 6395 6158
with a copy to Baker & McKenzie
Address: Level 27, AMP Centre, 50 Bridge Street, Sydney NSW 2000
Attention: Graeme Dickson
Facsimile no: +61 2 9225 1595
to the Purchaser and Purchaser Guarantor:
Address: Goldfields House, Level 10, 1 Alfred Street, Sydney NSW 2000
Attention: Kumar Kalyanakumar
Facsimile no: +61 2 9252 7266
with a copy to Henry Davis York
Address: 44 Martin Place, Sydney NSW 2000
Attention: Roger Dobson
Facsimile no: +61 2 9947 6999
(c)	signed by the party or where the sender is a company by an officer of that company or under the common seal of that company; and

(d)	sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or facsimile.
Receipt
11.2	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:
(a)	if sent by hand when left at the address of the recipient;

(b)	if sent by pre-paid post, 3 days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

(c)	if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient’s facsimile number;
but if a notice is served by hand, or is received by the recipient’s facsimile on a day which is not a Business Day, or after 5.00 pm on a Business Day, recipient’s local time the notice is deemed to be duly received by the recipient at 9.00 am on the first Business Day after that day.

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12	Vendors & Purchaser Guarantees
Vendors’ Guarantee
12.1	In consideration of the Purchaser entering into this Deed, the Vendors’ Guarantor guarantees to the Purchaser the due and punctual performance of:
(a)	all the obligations, commitments, undertakings, warranties and indemnities of the Vendor under or pursuant to this Deed; and

(b)	without limiting the generality of paragraph (a), the obligations of the Vendors under the following provisions of this Deed:
(i)	obligation of the Vendors to make any payment to the Purchaser pursuant to clause 7.13; and

(ii)	obligation of the Vendors to make any payment to the Purchaser for a breach of any Specified Provision pursuant to clause 8.
12.2	If and whenever the Vendors default for any reason whatsoever in the performance of any of the Vendor Guaranteed Obligations, the Vendors’ Guarantor must promptly, upon demand, unconditionally perform or procure the performance of, and satisfy or procure the satisfaction of, the Vendor Guaranteed Obligations in regard to which such default has been made in the manner prescribed under this Deed and so that the same benefits shall be conferred on the Purchaser as they would have received if the Vendor Guaranteed Obligations had been duly performed and satisfied by the Vendors.
Separate and principal obligations
12.3	The guarantee and indemnity contained in clauses 12.1 to 12.7 is a principal obligation and is not ancillary or collateral to any other right or obligation. The Purchaser need not take any steps against the Vendors or any other person (other than by serving a demand on the Vendors’ Guarantor) before it enforces this guarantee and indemnity.
Obligations of Vendors’ Guarantor unaffected
12.4	The obligations of the Vendors’ Guarantor under this guarantee and indemnity will not be affected in any way by any act, omission, matter or thing, which except for this provision might operate to release it from its obligations under this clause.
Indemnity
12.5	As a separate and alternative obligation, any amount not paid by the Vendors’ Guarantor under this clause on the basis of a guarantee is recoverable from the Vendors’ Guarantor on the basis of an indemnity payable on demand. For the avoidance of doubt, notwithstanding any provision hereof other than clause 12.7, the parties agree and acknowledge that the scope and extent of the liability of the Vendors’ Guarantor for a breach of this Deed is no greater than the liability of the Vendors.
Time limit
12.6	The rights of the Purchaser and the obligation of the Vendors’ Guarantor pursuant to clauses 12.1 to 12.7 survive Completion but terminates:
(a)	in the case of any claim by the Purchaser under paragraph 25 of Schedule 2 (tax warranties) and/or paragraph 5 of Schedule 18 (tax indemnities), within 6 years after the Completion Date; and

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(b)	in case of any other claim by the Purchaser, within 18 months after the Completion Date, unless there is a claim under clause 9 that remains unresolved between the parties or such extended period applies as referred to in clause 9.4, in which case the obligations of the Vendors’ Guarantor pursuant to clauses 12.1 to 12.7 will continue until the Vendors’ obligations in respect of such claim are fully and completely performed and satisfied.
Excluded Claims
12.7	Notwithstanding any other provision hereof, clauses 12.1 to 12.7 shall only apply to the Vendor Guaranteed Obligations and for the avoidance of doubt to the extent permitted by law but without limiting any right to sue for breach of contract under this Deed (including clause 8.3), does not apply to any Claim made by the Purchaser against the Vendors:
(a)	under section 52 of the Trade Practices Act 1974 (Cth), section 12DA of the Australian Securities and Investment Commission Act 2001 or Part 7.10 of the Corporations Act or the corresponding provision of any state or territory enactment;

(b)	under any similar provision of any other enactment in any other jurisdiction; or

(c)	in relation to any common law claim for misrepresentation, misstatement or mistake except to the extent arising from fraud, in respect of the Sale or any other matters which are the subject of this Deed (including the Warranties) or the Disclosure Materials.
Purchaser’s Guarantee
12.8	In consideration of the Vendors entering into this Deed, the Purchaser Guarantor guarantees to the Vendors the due and punctual performance of all the obligations, commitments, undertakings, warranties and indemnities of the Purchaser under or pursuant to this Deed.

12.9	If and whenever the Purchaser defaults for any reason whatsoever in the performance of any of the Purchaser Guaranteed Obligations, the Purchaser Guarantor must promptly, upon demand, unconditionally perform or procure the performance of, and satisfy or procure the satisfaction of, the Purchaser Guaranteed Obligations in regard to which such default has been made in the manner prescribed under this Deed and so that the same benefits shall be conferred on Vendors as they would have received if the Purchaser Guaranteed Obligations had been duly performed and satisfied by the Purchaser.
Separate and principal obligations
12.10	The guarantee and indemnity contained in clauses 12.8 to 12.12 is a principal obligation and is not ancillary or collateral to any other right or obligation. The Vendors need not take any steps against the Purchaser or any other person (other than by serving a demand on the Purchaser Guarantor) before it enforces this guarantee and indemnity.
Obligations of Purchaser Guarantor unaffected
12.11	The obligations of the Purchaser Guarantor under this guarantee and indemnity will not be affected in any way by any act, omission, matter or thing, which except for this provision might operate to release it from its obligations under this clause.
Indemnity
12.12	As a separate and alternative obligation, any amount not paid by the Purchaser Guarantor under this clause on the basis of a guarantee is recoverable from the Purchaser Guarantor on

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the basis of an indemnity payable on demand. For the avoidance of doubt, notwithstanding any provision hereof, the parties agree and acknowledge that the scope and extent of the liability of the Purchaser’s Guarantor for a breach of this Deed is no greater than the liability of the Purchaser.
Time limit
12.13	The rights of the Vendor and the obligation of the Purchaser’s Guarantor pursuant to clauses 12.8 to 12.14 survive Completion and are not limited to any particular time period but continue until all obligations of the Purchaser under this Deed have been fully and completely performed and satisfied.
Limitation
12.14	The Purchaser’s Guarantor enters into this Deed only in its capacity as trustee and manager of the HANZ Trust and in no other capacity. A Purchaser Guaranteed Obligation can be enforced against the Purchaser’s Guarantor only to the extent to which it is satisfied out of property of the HANZ Trust out of which the Purchaser’s Guarantor is actually indemnified for the Purchaser Guaranteed Obligation. This limitation of the Purchaser’s Guarantor’s liability applies despite any other provision of this Deed and extends to all Purchaser Guaranteed Obligations.

12.15	No party (other than the Purchaser’s Guarantor) may sue the Purchaser’s Guarantor in any capacity other than as responsible entity of the HANZ Trust, including to seek the appointment of a receiver (except in relation to property of the HANZ Trust), a liquidator, an administrator or any similar person to the Purchaser’s Guarantor or prove in any liquidation, administration or arrangement of or affecting the Purchaser’s Guarantor (except in relation to the property of the HANZ Trust).

12.16	The provisions of clauses 12.14 to 12.18 do not apply to any Purchaser Guaranteed Obligation to the extent it is not satisfied because under the constitution or by operation of law there is a reduction in the extent of the Purchaser’s Guarantor’s indemnification out of the property of the HANZ Trust, as a result of the Purchaser’s Guarantor’s fraud, negligence or breach of trust. The Purchaser’s Guarantor is not to be regarded as being negligent or in breach of trust to the extent to which any failure by the Purchaser’s Guarantor has been caused or contributed to by a failure by any other person to fulfil its obligations in relation to the HANZ Trust or any other act or omission of another person.

12.17	No attorney, agent, receiver or receiver and manager appointed in accordance with this Deed has authority to act on behalf of the Purchaser’s Guarantor in any way which exposes the Purchaser’s Guarantor to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Purchaser’s Guarantor for the purpose of clause 12.16.

12.18	The Purchaser’s Guarantor is not obliged to do or refrain from doing anything under this Deed (including incur any liability) unless the Purchaser’s Guarantor’s liability is limited to the same manner as set out in clauses 12.14 to 12.18.
13	Liquor Licence
Notice and Consents
13.1	The parties agree that the Purchaser will (at its cost) procure any notices, consents or approvals required in order to change the beneficial ownership of all Liquor Licences or to

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notify and obtain approval by the relevant Government Agencies of the appointment of new directors of Group Companies and Group Trusts or as may otherwise be necessary as a result of the share sale contemplated in this Deed (including procuring consent to the appointment of new directors of Group Companies and Group Trusts of the relevant Government Agencies in Victoria in respect of the Liquor Licence 7 days prior to Completion).

13.2	At the request of the Purchaser, the Vendors must or must procure the Licensee, the directors of each Group Company and the Group Companies (at the sole cost of the Purchaser) to sign all documents and do such other things as the Purchaser may reasonably require prior to Completion and after Completion in order for the Purchaser to give the notice or procure the consent or approval as set out in clause 13.1.
Purchaser Consent
13.3	The Vendors shall not make an application to vary the Liquor Licence without first seeking consent from the Purchaser.
Completion not delayed
13.4	The obtaining of any consents from or giving of any notices to, the Government Agencies in respect of the Liquor Licences is not a condition to Completion. The Purchaser may not delay Completion on the basis of a failure to receive consent from any Government Authority.
14	Period After Completion

14.1	Access to Records
(a)	The Purchaser shall use its reasonable endeavours to procure that all Books and Records obtained from the Vendors under this Deed are preserved in respect of the period commencing on the Completion Date until the later of:
(i)	6 years from the Completion Date; and

(ii)	any date required by an applicable law.
(b)	After Completion the Purchaser shall, provided the Purchaser’s or the Purchasers Group’s rights are not adversely affected, on reasonable notice by the Vendors acting reasonably and in good faith:
(i)	provide the Vendors and their advisers with reasonable access to the Books and Records obtained from the Vendors under this Deed and allow the Vendors to inspect and obtain copies or certified copies of such Books and Records at the Vendors’ expense; and

(ii)	provide the Vendors and their advisers with reasonable access to the personnel and premises of the Purchaser and the Group Companies and Group Trusts as the Purchaser considers is appropriate, for the purposes of assisting the Vendors to prepare tax returns, accounts and other financial statements, discharge statutory obligations or comply with Tax or other legal requirements for financial disclosure or to conduct legal or arbitration proceedings, but not proceedings against the Purchaser or Purchaser Group.
(c)	The Vendors shall reimburse the Purchaser for its reasonable costs in retrieving any Books and Records and making personnel and premises available under this clause 14.1.

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(d)	In providing any such Books and Records, the Purchaser is not obliged to waive privilege.

(e)	The Vendors shall comply with all steps required by the Purchaser to preserve the confidentiality of the Books and Records.

(f)	The Purchaser agrees that the Vendors may retain copies of any Books and Records which it may require to enable it to comply with any applicable law after the Completion Date.
Taxation Returns
14.2	The Vendors and the Purchaser acknowledge and agree that the provisions of clause 4 of Schedule 18 apply as if set out in full in this Deed.
15	Consents
15.1	Prior to Completion, the Vendors must use its reasonable endeavours to:
(a)	obtain the Consent from each of the persons listed in column 2 of Part A of Schedule 20 pursuant to the terms of the documents listed in column 3 of Part A of Schedule 20; and

(b)	procure the relevant parties, including the member of the Vendor Group to consent to the assignment the documents listed in Part B of Schedule 20 to the relevant Group Company.
15.2	The Purchaser must:
(a)	provide all information and documents reasonably required by any of the persons listed in column 2 of Part A of Schedule 20 to provide the Consent; and

(b)	provide all information, documents and assistance reasonably required to effect the assignment of the documents listed in Part B of Schedule 20.
16	GST
GST to be added to amount payable
16.1	Unless otherwise expressly stated, all amounts payable under this Deed are expressed to be exclusive of GST. If GST is payable on a Taxable Supply, the amount payable for that Taxable Supply will be the amount expressed in this Deed plus GST. The recipient of the Taxable Supply must pay the GST to the supplier on the earlier of the time of making payment of the consideration on which the GST is calculated and the issue of an invoice relating to the Taxable Supply. The supplier must provide a tax invoice to the recipient as a pre condition for payment by the recipient of the GST.
Impact of GST on calculation of amounts payable
16.2	If an amount payable under this Deed is calculated by reference to a Liability incurred by a party, then the Liability must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Liability. A party will be assumed to be entitled to a full Input Tax Credit unless it demonstrates that its entitlement is otherwise prior to the date on which payment must be made.

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17	General Provisions
Costs
17.1	Each party must pay its own costs in respect of this Deed and the documents contemplated by this Deed except that Purchaser must pay all stamp duty (other than Vendor Duty) payable on and in connection with this Deed, the transfer of the Sale Shares and Units and any other documents contemplated by this Deed (other than any document relating to the Vendor Intercompany Debt Assignment Steps or other restructure steps taken by the Vendor Group prior to Completion).
Non-merger
17.2	To the extent applicable, the provisions of this Deed are continuing and will not merge or be extinguished on Completion.
Effect of termination
17.3	If this Deed is terminated under clauses 4.5 or 6.5(b):
(a)	the parties are released from the obligation to continue to perform this Deed and any other obligations which by their nature survive termination; and

(b)	each party retains the rights it has against any other party for any past breach of the Deed.
Indemnities
17.4	The indemnities contained in this Deed are:
(a)	continuing, separate and independent obligations of the parties from their other obligations, and survive the termination of this Deed; and

(b)	absolute and unconditional and unaffected by anything which otherwise might have the effect of prejudicing, releasing, discharging or affecting the liability of the party giving the indemnity.
Invalid or unenforceable provisions
17.5	If a provision of this Deed is invalid or unenforceable in a jurisdiction:
(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	it does not affect the validity or enforceability of:
(i)	that provision in another jurisdiction; or

(ii)	the remaining provisions.
Waiver and exercise of rights
17.6	A waiver by a party of a provision or of a right under this Deed is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

17.7	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

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17.8	A single or partial exercise of a right by a party does not preclude another or further exercise or attempted exercise of that right or the exercise of another right.

17.9	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.
Amendment
17.10	This Deed may be amended only by a document signed by all parties.
Counterparts
17.11	This Deed may be signed in counterparts and all counterparts taken together constitute one document.
Further assurances
17.12	Each party must, at its own expense, whenever requested by another party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Deed and the transactions contemplated by this Deed.
Assignment
17.13	A party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Deed without the prior written consent of the other parties.
Entire Agreement
17.14	This Deed together with any documents referred to in this Deed or executed in connection with this Deed is the entire agreement of the parties about the subject matter of this Deed and supersedes any representations, negotiations, arrangements, understandings or agreements and all other communications.
Rights cumulative
17.15	The rights, remedies and powers of the parties under this Deed are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.
Consents and Approvals
17.16	If the doing of any act, matter or thing under this Deed is dependent on the consent or approval of a party or is within the discretion of a party, then, unless otherwise specified, the consent or approval may be given or the discretion must be exercised reasonably.
Jurisdiction
17.17	Each party irrevocably and unconditionally:
(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b)	waives any claim or objection based on absence of jurisdiction or inconvenient forum.
Service of process
17.18	Each party agrees that a document required to be served in proceedings about this Deed may be served:
(a)	if originating process or a subpoena to be served on a company or registered body by being sent by post to or left at its registered office, and in all other cases at its address for service of notices under clause 11; or

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(b)	in any other way permitted by law.
Governing Law
17.19	This Deed is governed by the laws of New South Wales.
Interest
17.20	Any payment to be made in accordance with this Deed shall attract interest for the period commencing on the date that payment is due and ending on the date that payment is received by the relevant party. Interest will accrue daily and be compounded at monthly intervals at the Interest Rate.
Independent Advice
17.21	Each of the Vendors and the Purchaser confirms it has received independent legal advice relating to all the matters provided for in this Deed and agrees that the provisions of this Deed (including the Disclosure Schedule and all documents entered into pursuant to this Deed) are fair and reasonable.
Time of the Essence
17.22	Time is of the essence of this Deed.

17.23	If the parties agree to vary a time requirement, the time requirement so varied is of the essence of this Deed.

17.24	An agreement to vary a time requirement must be in writing.

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Schedule 1
Group Structure :
1. Hale International Limited owns 75,000 redeemable preference Shares in the company.

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Trust Structure

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Schedule 2
Warranties
1	Accuracy of Information

1.1	To the best of the Vendors’ knowledge, the information set out in Schedule 1 (Information about the Sale Shares and Units, Group Companies and Group Trusts), Schedule 10 (Properties), Schedule 13 (Contracts) and the Disclosure Schedule is complete, accurate and not misleading by omission or otherwise.

2	Power and Authority

2.1	The Vendors and the Vendor Guarantor are duly incorporated and validly exist under the law of its place of incorporation.

2.2	The Vendors and the Vendor Guarantor have the power and authority to execute this Deed and perform and observe all its terms and each transaction contemplated by this Deed to be performed and observed by them.

2.3	The execution and delivery of this Deed has been properly authorised by all necessary corporate action of the Vendors and the Vendor Guarantor.

2.4	This Deed constitutes a legal, valid and binding obligation of the Vendors and the Vendor Guarantor, enforceable in accordance with its terms by appropriate legal remedy.

2.5	The execution, delivery and performance by the Vendors and the Vendor Guarantor of this Deed and each transaction contemplated by this Deed do not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:
(a)	any provision of the relevant constitution of the Vendors or the Vendor Guarantor;

(b)	any material term or provision of any security arrangement, undertaking, agreement or deed; or

(c)	any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.
3	Solvency

3.1	None of the following has occurred and is subsisting, or is threatened, in relation to the any of the Vendors, the Vendors Guarantor or a Group Company.
(a)	The appointment of a voluntary administrator, deed administrator or liquidator.

(b)	An application or an order made, proceedings commenced, a resolution passed or proposed in a notice of meeting or other steps taken for:
(i)	the winding up, dissolution, or administration of any of the Vendors, the Vendors Guarantor or the Group Companies; or

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(ii)	any of the Vendors, the Vendors Guarantor or a Group Company entering into an arrangement, compromise or composition with or assignment for the benefit of their creditors or a class of them.
(c)	The Vendors, the Vendors Guarantor or a Group Company:
(i)	being (or taken to be under applicable legislation) unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute; or

(ii)	stopping or suspending, or threatening to stop or suspend, payment of all or a class of their debts.
(d)	The appointment of a controller, receiver, receiver and manager, administrator receiver or similar officer to any of the assets and undertakings of the Vendors, the Vendors Guarantor or a Group Company.
3.2	None of the following has occurred and is subsisting, or is threatened, in relation to the any of the Holding Trust or the Group Trusts:
(a)	an order or petition or application for the sequestration of the estate of the trustee of the relevant trust;

(b)	a meeting of creditors to take control of trust property or a composition or arrangement with creditors being entered into;

(c)	a judgment entered against the trustee of the relevant trust, or seizure of trust assets in execution; or

(d)	any assets of any relevant trust placed in receivership.
3.3	The shares in the Group Companies and the units in the Group Trusts and the Assets are not liable to a claim by a trustee in bankruptcy or liquidator.

4	The Group Companies and Group Trusts

4.1	Each of the Group Companies:
(a)	are duly incorporated and validly existing under the law of its place of incorporation;

(b)	has the power to own the relevant Assets and carry on the relevant Business;
4.2	Each of the Group Trusts and Holding Trust are validly established, properly constituted and existing under the law of its place of establishment.

4.3	In respect of each Group Trust and Holding Trust:
(a)	the trustee of the relevant trust has the right to be fully indemnified out of the trust fund in respect of all obligations and liabilities incurred in connection with the trust and the assets of the trust as sufficient to satisfy that indemnity;

(b)	the trustee of the relevant trust is the sole trustee of that trust, has complied in all material respects with its duties and obligations as trustee at law in equity, under statute or otherwise and the terms of the trust instrument and is not in default of any of its material obligations as trustee of the relevant trust;

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(c)	the trustee of the relevant Group Trust had and has the power to carry on the Business and all of its activities and to own the Assets and make investments which have been or currently undertaken or made by the trustee in respect of the relevant Group Trust;

(d)	the relevant trust has not been resettled, nor has the trust been terminated or any event for the vesting of the assets of the trust occurred;

(e)	the relevant trust has been used solely for conducting of the relevant Business in accordance with the respective trust deed and no other purpose; and

(f)	the unitholder of the relevant trust is the sole beneficiary under the relevant trust and there has been no other beneficiary under the relevant trust.
4.4	The only activities of each Group Company (other than Centra Victoria Pty Ltd) are as acting as trustee of the relevant Group Trust, and no Group Company has incurred any liabilities or conducted any activities other than as trustee of the relevant Group Trust. The only activity of Centra Victoria Pty Ltd is as holding the relevant Assets and conducting the relevant Business of Centra Victoria Pty Ltd.

4.5	No Group Company is the holder or beneficial owner of any shares or holds any other interest in any body corporate other than as set out in Schedule 1.

4.6	The sole unitholder of each of the Group Trusts since the date of establishment of each Group Trust has been HIA (T) Pty Limited as trustee of the Holding Trust.

4.7	On or before Completion, HIA (T) Pty Limited as trustee of the Holding Trust, has ratified the breach of trust disclosed as a disclosure against warranty 4.3(b) and 6.2 in the Disclosure Schedule.

5	Sale Shares and Units

5.1	The Vendors are the legal and beneficial owners of the Sale Shares and Units.

5.2	On Completion, the Purchaser will acquire the full beneficial ownership of all of the Sale Shares and Units free and clear of any Security Interest (other than a Permitted Encumbrance) or Claim of any person.

5.3	The Sale Shares and Units are all the issued shares in the capital of the Group Companies and all the issued units in the Group Trusts. The Sale Shares and Units have been fully paid, validly allotted and issued (including that they have not been issued in violation of any pre-emptive or similar rights of any person) and are fully paid and no moneys are owing in respect of them.

5.4	No person has any right to call for the present or future issue or transfer of any share or debenture or other security (including a convertible security) in or of the Group Companies or any unit or option in or of a Group Trust.

5.5	No Group Company has:
(a)	given any financial assistance in connection with the acquisition of shares which assistance is prohibited under Part 2J.3 of the Corporations Act 2001 (Cth);

(b)	redeemed or repaid any share capital, reduced its share capital or offered or agreed to buy back any of its shares other than in accordance with the Corporations Act 2001 (Cth).

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5.6	All dividends or distributions declared, made or paid by any Group Company or Group Trust have been declared, made or paid in accordance with its constitution and trust deed (as applicable) and in accordance with the Corporations Act 2001 (Cth).

6	Constitution and trust deeds

6.1	The affairs of each of the Group Companies has been conducted in all material respects in accordance with the relevant constitution for each Group Company.

6.2	To the best of the Vendors’ knowledge, the Businesses and affairs of each Group Trust has been conducted in accordance with the relevant trust deed for each Group Trust.

6.3	The copies of the constitutions of the Group Companies and trust deeds of the Group Trusts in the Disclosure Materials are true, accurate, complete and up to date copies of the constitution of the Group Companies and trust deed of the Group Trusts, there have been no amendments, resolutions, minutes or other instruments or documents that materially affect the constitutions and trust deeds and the constitutions and trust deeds comply with all material applicable laws.

6.4	All statutory books and records of the Group Companies and all books and records of the Group Trust are complete, accurate and not misleading by omission or otherwise, and have been fully and properly kept and are up to date with true, accurate and complete entries and records.

6.5	The Group Companies and Group Trusts have:
(a)	complied with all material legal requirements for the filing of returns, particulars, notices and other documents with all Government Agencies;

(b)	complied with all material legal requirements in relation to the conduct of its Business in all material respects; and

(c)	conducted its Business and its affairs generally in accordance with all material applicable laws, orders, regulations, by-laws and other similar requirements.
6.6	Each trust deed of the Group Trusts has been duly executed and duly stamped in accordance with the laws of each state and territory of Australia.

7	Ownership of Assets and the Businesses

7.1	All Assets:
(a)	are owned by the Group Companies and Group Trusts;

(b)	are, where capable of possession, in the possession or under the control of the relevant Group Company or Group Trust; and

(c)	none of such Assets is the subject of a Security Interest or the subject of any factoring arrangement, conditional sale or credit agreement or Claim of any person.
7.2	The Assets are:
(a)	all the assets used in the Businesses; and

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(b)	all the assets that are needed to conduct the Business in the manner in which it has been conducted in the 12 months before the date of this Deed, other than the Brands and the Holidex Plus Reservation System.
7.3	The Businesses and the Assets will be in the same state of repair and condition (subject to fair wear and tear) on Completion as they were as at the date of this Deed.

8	Authorisations and compliance

8.1	No material charge, fine, penalty, order for restitution or compensation or damages and no notice to clean up or take action has been made against the Group Companies or Group Trusts in respect of the obligations of them under any Authorisations required to conduct the Business which have not been complied with.

8.2	No Group Company has received any fire safety or other notices in respect of the Properties or the Assets from a Government Agency which have not been complied with.

8.3	There is no fact or circumstance which may result in the Business being in breach of any Authorisation or which may otherwise result in the revocation, suspension, cancellation, non-renewal or material variation of any Authorisation required to conduct the Business.

8.4	No Group Company, Group Trust nor their officers and employees (in the course of their employment) has committed or omitted to do any act or thing the commission or omission of which is in material contravention of any law that may have a material adverse impact on the Business.

8.5	No Group Company or Group Trust is party to any contract which is in breach of any applicable restrictive trade practices legislation. No Group Company has engaged or engages in any conduct or practice which is in breach of that legislation.

9	Properties
General
9.1	The Properties comprise all the land and buildings owned, leased or occupied by the Group Companies or Group Trusts.

9.2	The Group Companies and Group Trusts named in Schedule 10 as owner of a Freehold Property are the legal and beneficial owner (as indicated in Schedule 10) of the Freehold Properties.

9.3	For each Freehold Property, to the best of the Vendors’ knowledge:
(a)	none of the Group Companies has received any notice from any person claiming any right, title or interest in the Freehold Properties;

(b)	no person other than the Group Companies has any present or contingent legal or beneficial right, title or interest in any of the Freehold Properties and without limitation the Freehold Properties are free and clear of all Security Interests except for Permitted Encumbrances; and

(c)	none of the Freehold Properties is occupied or entitled to be occupied presently or in the future (as a result of any existing contract, arrangement or understanding) as to

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     whole or part (whether by lease, sublease, agreement, arrangement or understanding) by any third party.
9.4	For each Leased Property, to the best of the Vendors’ knowledge:
(a)	the relevant Group Company is entitled to the exclusive occupation and quiet enjoyment of the premises;

(b)	there is no current litigation or other proceeding whether current, pending or threatened, challenging the validity of the Property Lease or suggesting that it is otherwise not in full force and effect;

(c)	there has not been any default (beyond any applicable notice, grace or cure period) under any Property Lease by a Group Company except for defaults which individually or in the aggregate would not reasonably be expected to have a material adverse effect;

(d)	none of the Group Companies has received any notice from any person claiming any right, title or interest in the Leased Properties except for notices which individually or in the aggregate would not reasonably be expected to materially detract from the value or materially interfere with the present use of the Leased Properties; and

(e)	the relevant Group Company or Group Trust holds all legal and beneficial leasehold right, title and interest in the Leased Properties free and clear of all Security Interests except for Permitted Encumbrances.
10	Superannuation

10.1	All occupational superannuation contributions required under any relevant Industrial Instrument, award in respect of the Employees or prior employees or any applicable agreement for or with the Employees or prior employees have been made.

10.2	The superannuation funds disclosed in Schedule 16 are the only superannuation funds to which the Group Companies make a superannuation commitment in relation to the Employees. Each such superannuation fund provides accumulation benefits in respect of the Employees.

10.3	Each Group Company has satisfied its superannuation commitments (if any) and has made all payments necessary to avoid incurring any liability to pay the superannuation guarantee charge and has provided all documents and information as required and in the time required under the SGA Legislation in relation to the Employees and prior employees.

10.4	No Group Company has received written notice of any claim or complaint in relation to the superannuation arrangements of the Employees or prior employees.

10.5	Except as set out in Schedule 16, no Group Company has any obligation to any Employees, or to the trustee or offeror of any other superannuation fund or similar arrangement whether under an agreement, contract or any other arrangement, whether express or implied or whether enforceable or otherwise to:
(a)	make superannuation contributions in respect of the Employee at a rate above the prescribed minimum superannuation support under the SGA Act; or

(b)	otherwise make periodical or lump sum payments in relation to that person’s superannuation benefit and/or benefit upon retirement.

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11	Industrial Relations

11.1	None of the Group Companies has signed, any certified or enterprise agreement, or any other contractual agreement with any trade union or employee organisation of any kind, about the Employees.

11.2	There is no existing, threatened or pending industrial dispute or pay claim involving the Group Companies or any of the Employees.

11.3	None of the Group Companies have received notification that they have not complied in any respect with, and there are no facts or circumstances which may give rise to any breach of, any contractual, statutory, legal and fiscal obligations of and in relation to its employment of the Employees including all codes of practice, collective agreements and awards.

12	Contracts

12.1	Each of the Contracts listed in Schedule 13:
(a)	are the only contracts that involve or may involve total annual expenditure in excess of $250,000;

(b)	is valid, binding and enforceable against the Group Companies in accordance with its terms;

(c)	is at arms length and within the ordinary course of conduct of the Business; and

(d)	does not breach any restrictive trade practices legislation and has not involved in any breach by the Company of Part V of the Trade Practices Act 1974 (Cth).
12.2	In addition to the Contracts, there are no other contracts entered into by the Group Company or Group Trust that are material to the Businesses that:
(a)	is outside the ordinary and proper course of the Business or is otherwise materially unusual or onerous; or

(b)	is incapable of being fulfilled or performed in accordance with its tenor on time, or only with undue or unusual expenditure of money or effort by the Group Company or Group Trust.
12.3	No Group Company or Group Trust has received notice of termination, rescission, avoidance, repudiation or breach of any Contract or other contract referred to in warranty 12.2 (whether received directly or received by another Group Company or Group Trust) and is not aware (after having made due and proper inquiries) of any fact, matter or circumstance which would lead to any party to a Contract to be in breach of any term of a Contract.

12.4	No Group Company or Group Trust is, or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association (other than a recognised trade association in relation to which the Group Company or Group Trust has no liability or obligation except for the payment of annual subscription or membership fees).

12.5	As at Completion, there are no existing contracts or arrangements material to the Business between, on the one hand, any Group Company or Group Trust and, on the other hand, any of the Vendors or any other member of the Vendor Group other than on normal commercial terms in the ordinary course of business.

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13	Environment

13.1	No Group Company has received:
(a)	notification that a law relating to the environment is breached by occupation or use of any of the Properties or the Assets or by the operation of the Business; or

(b)	any notice requiring remediation of the Properties or removal from the Properties of any contaminant or hazardous substance.
13.2	The Group Companies and Group Trusts:
(a)	are conducting, and have conducted the Business; and

(b)	are using, and have used the Properties and the Assets,
in material compliance with a law relating to the environment.

13.3	Except as disclosed in the Disclosure Material, the Vendors are not aware (after having made due and proper inquiry) of the existence of any contaminant or hazardous substance in relation to any Property.

14	Disputes and Litigation

14.1	To the best of the Vendors’ knowledge, there are no disputes with any supplier or threatened disputes, including any dispute with a travel agency, consortia or airline.

14.2	No Group Company has received notice that there are disputes or threatened disputes with any person including in relation to the local community due to the operations of the Properties.

14.3	The Group Companies in respect of their Business, are not involved in any proceeding before or investigation by any Government Agency, tribunal, committee or board of enquiry nor by any royal commission of enquiry and no notice has been received to the effect that such proceeding or investigation is pending or threatened.

14.4	No statutory or contractual notices have been served on any Group Company in respect of any of the Assets or the Business which in any material respect impair, prevent or otherwise interfere with the use of or proprietary rights in the Assets or the Business.

14.5	No Group Company or Group Trust or any of their officers or employees (in the course of their employment) is involved in any prosecution, litigation, arbitration proceedings or administrative or governmental investigation or challenge as plaintiff, defendant, third party or in any other capacity. There are no such matters pending or threatened in respect of which verbal or written communication has been given or received by or against a Group Company or any director or officer of a Group Company in his/her capacity as such a director or officer.

14.6	There are no facts or circumstances which may give rise to any involvement by a Group Company or a Group Trust in any material prosecution, litigation, arbitration proceedings or administrative or governmental investigation or challenge as plaintiff, defendant, third party or in any other capacity.

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15	Intellectual Property

15.1	To the best of the Vendors’ knowledge:
(a)	The Group Companies and Group Trusts own or possess enforceable licences or other rights to use all intellectual property used in the Business at the date of this Deed and the Completion Date and have not received any notice of infringement of intellectual property rights from any other person.

(b)	No Group Company has passed off any of its goods or services as those of any other person and each Group Company’s use of intellectual property in respect of the Business does not infringe the intellectual property rights of any other person.
16	Licences, Permits Etc

16.1	To the best of the Vendors’ knowledge, the Group Companies have fully disclosed to the Purchaser and hold all Authorisations, permits, licences, authorities, rights to use, approvals, registrations, qualifications, orders and consents necessary for carrying on the Businesses (collectively “Permits”) and the Permits are valid and in good standing and the Group Companies are not in breach of and have not received notification that they are in breach of any of them and has not received notification for failure to comply with any requirements of any of them.

17	Liquor Licence

17.1	The Group Companies have not received notification that they have not complied with the provisions of any applicable liquor licensing legislation or conditions attaching to any Liquor Licence in the proper running of the Properties.

17.2	The Group Companies have not received notification that there are complaint proceedings or threatened proceedings under any applicable liquor licensing legislation

18	Accounts
Accounts
18.1	The unaudited pro forma accounts of the Group Trusts for the financial period ended on the Accounts Date, a copy of which is attached as Schedule 5 have been prepared:
(a)	in accordance with the Accounting Standards and otherwise with applicable law and with the accounting principles, standards and practices generally accepted at the Accounts Date; and

(b)	subject to paragraph (a) above, on a basis consistent, in all material respects, with that adopted in preparing the audited accounts of such Group Companies and Group Trusts for the previous two financial years, and give a true and fair view of the assets and liabilities and of the state of affairs, financial position, performance and results of each of the Group Companies and Group Trusts up to

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and as at the Accounts Date and of the profits and losses of each Group Company and Group Trust for the period concerned.

18.2	Since the Accounts Date:
(a)	each of the Group Companies and Group Trusts have conducted its business in the ordinary course of business, have not disposed of, written down or written off any material assets of the Group Companies or Group Trusts other than in the ordinary course of business, and have not dealt with any person other than at arms length;

(b)	there has been no change in the financial position, prospects or solvency of the Group Companies and the Group Trusts from that set out in the Accounts except changes none of which individually or in the aggregate has had a adverse effect on the Group Companies and the Group Trusts;

(c)	no material capital commitments have been entered into by any Group Company or Group Trust other than is contemplated by such Group Company’s or Group Trust’s capital budget as disclosed to the Purchaser in the Disclosure Materials. For these purposes a material capital commitment is one involving capital expenditure of over $250,000 exclusive of GST;

(d)	no Group Company or Group Trust has received any notice or threat of termination of any contract which could reasonably be expected to have a material adverse effect on the profitability of any of the Businesses;

(e)	no Group Company or Group Trust has defaulted in paying any material creditor by the date due for payment;

(f)	no Group Company or Group Trust has declared , made or paid any dividend or other distribution to the Vendors or other persons;

(g)	no Group Company or Group Trust has issued or agreed to issue any share capital or units (as applicable) or any other security giving rise to a right over its capital or units (as applicable); and

(h)	no Group Company or Group Trust has redeemed or purchased or agreed to redeem or purchase any of its share capital or unit (as applicable).
19	Insurance

19.1	The insurance cover relating to the Group Companies and Group Trusts is, current and, in force and, to the best of the Vendors’ knowledge, no fact or circumstance exists that would render any such insurance void or unenforceable in any respect.

19.2	To the best of the Vendors’ knowledge, each of the Group Companies has and at all material times has had valid insurance cover in respect of its Businesses, its Employees and the Assets:
(a)	against all risks normally insured against by companies carrying on the same type of business as the Group Company or having similar assets;

(b)	for the full amount required by legislation;

(c)	for the full replacement value of its Assets on a per Property basis; and

(d)	from a well-established and reputable insurer.

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19.3	To the best of the Vendors’ knowledge, no Group Company has failed to give any material notice or present any claim under those policies in a due and timely manner.

20	Employees

20.1	As at the relevant date specified in Schedule 16, the information in relation to Full Time, Part Time and Casual employees in Schedule 16:
(a)	contains a complete list of all persons employed by the Group Companies on a Full Time or Part Time or Casual basis;

(b)	contains the date from which each Full Time and Part Time and Casual employee commenced employment with the Group Companies;

(c)	contains all applicable rates of pay (broken down on an hourly, weekly, monthly or annual basis (as the case may be) for each Employee;

(d)	contains each Employee’s accrued long service leave calculated as per the relevant state legislation;

(e)	contains each Employee’s accrued sick leave entitlement;

(f)	contains each Employee’s annual leave entitlement, including any loading entitlement calculated as per the relevant state legislation; and

(g)	contains details of any contributions by the Group Companies to any superannuation funds;

(h)	contains details of any discretionary and other bonuses to which any Employee may be entitled and details of bonuses paid in the previous 12 months;

(i)	contains details of the Industrial Instruments that apply to the Employees (including details of any Employees who are not covered by any Industrial Instrument).
20.2	The Group Companies have maintained in accordance with any applicable legislation complete and accurate leave, remuneration and superannuation records in respect of each Employee.

20.3	The Group Companies have complied in any material respect with any contractual, statutory, legal and fiscal obligations of and in relation to its employment of the Employees including any Industrial Instruments.

20.4	Each Employee is employed by the Group Companies.

20.5	There is no employee share option scheme or like scheme with any of the Employees.

20.6	The Vendors or the Group Companies have paid (in accordance with all applicable contracts, agreements, legislation and/or Industrial Instruments) to all Employees all salary, wages, bonuses, incentive payments and allowances, and have made payment on behalf of or in respect of all Employees of all necessary payments including Income Tax and payroll tax payments, which it is required to pay in respect of their period of employment with the Group Companies up to Completion by virtue of the terms of any such contract, agreement, legislation and/or Industrial Instrument.

20.7	All declarations of remuneration for the purposes of obtaining workers compensation insurance have been made accurately, and all workers compensation premiums have been

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paid. Notification has been given of all actual or potential workers compensation claims. No notification has been received of an event which will increase the annual premium in any material respect.

21	Delegation of powers

21.1	There are no powers of attorney or other authorities given by the Group Companies which could authorise any person to bind the Group Company or deal with the whole or any part of the Business or Assets.

21.2	There is no offer, tender, quotation or similar intimation given or made by the Group Company that is still outstanding and relates to the Sale Shares and Units and shares of the Group Companies and units in the Group Trusts.

22	Intercompany Debts and Arrangements

22.1	As at the Completion Date there will be:
(a)	no loans to the Vendor Group and/or any director of any of the Vendor Group other than as provided for in the Adjustment Statement;

(b)	no transactions to acquire assets of the Group Companies or Group Trusts on an other than fair market value basis for the Group Company or Group Trust;

(c)	no amounts payable whether present, unascertained, immediate, future or contingent between the Vendor Group and the Group Companies and Group Trusts other than as provided for in the Adjustment Statement.
23	Undertakings

23.1	Summary details of all Security Interests, outstanding guarantees, indemnities, mortgages, charges, pledges, liens, assignments, suretyship or other security agreement or arrangement given other than in the ordinary course of business;
(a)	by any Group Company or Group Trust; or

(b)	for the benefit of any Group Company or Group Trust
in excess of $250,000 are fully disclosed in the Data Room and copies of such documents are up to date, complete, accurate and not misleading by omission or otherwise.

23.2	As at the Completion Date no Group Company or Group Trust has:
(a)	any outstanding or available financial facilities (which for the avoidance of doubt shall exclude any operating leases in the ordinary course) owed to or made available by any person which is not a Group Company; or

(a)	provided or granted any guarantees, indemnities, mortgages, charges, pledges, liens, suretyship or other security agreement or arrangement to any person which is not a Group Company.

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23.3	As at the Completion Date no Group Company is party to any one or more derivative contracts in respect of which a Group Company or Group Trust may incur a liability in excess of $250,000.

24	Construction

24.1	In respect of the Properties there are no building, construction, refurbishment, repair, engineering or other works in progress nor are there any individual contracts in respect of which Group Companies or Group Trusts continue to have obligations in each case with an individual contract value in excess of $250,000 other than those set out in the Disclosure Schedule.

24.2	The Vendors have provided in the Data Room true and complete copies of all building contracts and appointments affecting the Properties which have an individual contract value in excess of $250,000 and which have been entered into in the last three years immediately prior to the date of this Deed.

24.3	In this paragraph 24.3, the expression “Construction Documentation” shall mean building contracts relating to the Properties:
(a)	in respect of which a certificate of practical completion was issued in the last three years immediately prior to the date of this Deed; and/or

(b)	relating to works in progress and “Relevant Claim” shall mean a written claim the value of which is in excess of $250,000.

In respect of the Construction Documentation there are no outstanding:

(a)	Relevant Claims for financial compensation, extension of time or variation; or

(b)	Relevant Claims against any member of the Group Companies or Group Trusts by any counterparty to the Construction Documentation alleging failure by the relevant member of the Group Companies or Group Trusts to perform its obligations under the relevant Construction Documentation; or

(c)	Relevant Claims against any counterparty to the Construction Documentation for failure by such counterparty to perform any obligation of that counterparty under the Construction Documentation.
25	Taxation

25.1	All Income Tax payable by or in respect of a Group Company and Group Trust for any Tax Year ending before Completion has been duly paid or will be provided for in the Adjustment Statement.

25.2	In relation to the Straddle Year, all Income Tax payable by or in respect of a Group Company and Group Trust for income, profits or gains derived, or transactions occurring, in that part of the Straddle Year which ends at Completion, has been duly paid or will be provided for in the Adjustment Statement.

25.3	There is no Audit of the Group Companies or Group Trusts being conducted by a Taxation Authority as at the date of this Deed in relation to the Taxes referred to in this warranty 25.

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25.4	No tax litigation between any of the Group Companies and Group Trusts and any Taxation Authority is unresolved as at the date of this Deed in relation to the Taxes referred to in this warranty 25.

25.5	All the Group Companies and Group Trusts have obtained Australian Business Numbers.

25.6	On and from 31 March 2000:
(a)	as at Completion, all Tax returns and like documents in relation to the Taxes referred to in this warranty 25 required to be filed or lodged by or in respect of a Group Company and Group Trust with Taxation Authorities including pre-Completion returns in respect of any period before Completion have been or will be duly filed or lodged within the timeframe required by law. Such Tax returns and like documents contains correct information and on a proper basis;

(b)	there are no private tax rulings in respect of Income Tax or requests for tax rulings in respect of Income Tax lodged by any of the Group Companies or Group Trusts;

(c)	subject to the limitations contained in clause 25.6(d)(i), the Group Companies and Group Trusts have maintained proper records in accordance with the requirements of the law in relation to its Tax returns and like documents;

(d)	all necessary asset registers and supporting information required to enable:
(i)	the cost base or reduced cost base of the assets to which capital gains tax is relevant;

(ii)	the written down value or adjustment value of depreciating assets, held by any of the Group Companies and Group Trusts have been provided where available;

(e)	none of the Group Companies or Group Trusts have entered into an agreement which now or in the future may extend the period of assessment or collection of any Income Tax;

(f)	none of the Group Companies or Group Trusts have any permanent establishment (as that expression is defined in any relevant double taxation deed current as at the date of this Deed) outside Australia;

(g)	there has been no Capital Gains Tax rollover pursuant to Part IIIA of the Income Tax Act (1936), or pursuant to Part 3-1 or 3-3 of the Income Tax Act 1997, or Stamp Duty rollover pursuant to any State Duties legislation in relation to the Group Companies and Group Trusts; and

(h)	there has been no event that have given rise to a net forgiven amount pursuant to Schedule 2C to the Income Tax Assessment Act (1936) in relation to the Group Companies and Group Trusts.

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Schedule 3
Purchaser and Purchaser Guarantor Warranties
1	Power and Authority
(a)	The Purchaser and the Purchaser Guarantor are duly incorporated and validly exist under the law of its place of incorporation.

(b)	The Purchaser and the Purchaser Guarantor have the power and authority to execute and exchange this Deed and perform and observe all its terms and each transaction contemplated by this Deed to be performed and observed by it.

(c)	The execution and delivery of this Deed has been properly authorised by all necessary corporate action of the Purchaser and the Purchaser Guarantor.

(d)	This Deed constitutes a legal, valid and binding obligation of the Purchaser and the Purchaser Guarantor, enforceable in accordance with its terms by appropriate legal remedy.

(e)	The execution, delivery and performance by the Purchaser and the Purchaser Guarantor of this Deed and each transaction contemplated by this Deed does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:
(i)	any provision of the relevant constitution of the Purchaser or the Purchaser Guarantor;

(ii)	any material term or provision of any security arrangement, undertaking, agreement or deed; or

(iii)	any writ, order or injunction, judgment, law, rule or regulation to which they are a party or is subject or by which they are bound.
2	Solvency
(a)	None of the following has occurred and is subsisting, or is threatened, in relation to the any of the Purchaser or the Purchaser Guarantor.
(i)	The appointment of an administrator or liquidator.

(ii)	An application or an order made, proceedings commenced, a resolution passed or proposed in a notice of meeting or other steps taken for:
(A)	the winding up, dissolution, or administration of the Purchaser or the Purchaser Guarantor; or

(B)	the Purchaser or the Purchaser Guarantor entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them.
(iii)	The Purchaser or the Purchaser Guarantor:
(A)	being (or taken to be under applicable legislation) unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute; or

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(B)	stopping or suspending, or threatening to stop or suspend, payment of all or a class of its debts.
(iv)	The appointment of a receiver, receiver and manager, administrator receiver or similar officer to any of the assets and undertakings of the Purchaser or the Purchaser Guarantor.
3	Section 32

3.1	Prior to the payment of the Deposit and to the execution of this Deed, the Purchaser has received from the Vendors a statement required by section 32 of the Sale of Land Act (1962) as amended, a copy of which is attached as Schedule 22 to this Deed.

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Schedule 4
Adjustment Statement
Definitions
For the purposes of this Schedule 4:
Accruals means the monetary value of all goods and services received by any Group Company or Group Trust before the Completion Date which have not been paid for by that Group Company or Group Trust as at 12:01am on the day after the Completion Date, any wages, salaries, PAYE, GST, accrued Income Tax and rates and annual leave entitlements for the calendar month in which the Completion Date falls and any amount in respect of bonuses for 2005 and prior years and for the period up to Completion in respect of Employees, which will be apportioned on a pro-rata basis.
Accrued Income means the monetary value of all goods and services provided by a Group Company or Group Trust before the Completion Date for which revenue has not been received by that Group Company or Group Trust as at 12:01am on the day after the Completion Date.
Cash means the aggregate amount of cash float at the Properties and the balances in the Group Companies’ and Group Trusts’ general ledger.
Current Guest Accounts means uninvoiced accounts of guests staying at any Property as at Completion who are booked to remain at that Property after Completion and uninvoiced or invoiced but unpaid accounts of corporate clients in respect of guests who have stayed at any Property prior to Completion.
Current Guest Deposits means advanced deposits and receipts of guests who will be staying at or using the services provided at any Property following the Completion Date and any sums credited to corporate client accounts in respect of guests who will be staying at or using the services provided at any Property following the Completion Date.
Receivables means all the book and other debts arising out of or attributable to the operations of any Group Company or Group Trust as at 12:01am on the day after the Completion Date including any Intercompany Receivables, Accrued Income, Prepayments, rights to repayments of Tax and rates, and to receive payment for services rendered before Completion but not invoiced before such date which shall include that portion of Current Guest Accounts relating to the period prior to Completion, but for the avoidance of doubt, not including deferred tax or any such book or other debts owed by a Group Company or Group Trust to another Group Company or Group Trust.
Deferred Income means all payments received by the Group Companies and Group Trusts before the Completion Date relating to a service to be provided by that Group Company or Group Trust on or after the Completion Date including any Current Guest Deposits.
Intercompany Payables means all indebtedness due at Completion from the Group Companies to the Vendor Group.
Intercompany Receivables means all indebtedness due at Completion from the Vendor Group to the Group Companies or Group Trusts.
Inventory means all stock of unconsumed foodstuffs, soft drinks, beers, wines, spirits and other alcohol and tobacco products, bottles, cases, pallets, unused consumable items and consumable stores, health and beauty treatment products, light equipment and accessories still listed on the inventory, fuel, cleaning materials, stationery and maintenance supplies for which the immediate packaging is unopened and all other items which have prior to the date of this Deed, in the ordinary course, been

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regarded as stock and used in the Business, which are unused and for which the immediate packaging is unopened, owned beneficially by the Group Trusts and the Group Companies and held at the Properties in connection with the Business at Completion but for the avoidance of doubt not including any of the Excluded Assets or stock or items that are in circulation or that have already been expensed;
Payables means all indebtedness of the Group Companies and Group Trusts as at 12:01am on the day after the Completion Date including, without limitation, Intercompany Payables creditors , overdrafts, monies held on account, bills of exchange, Tax, Accruals and Deferred Income but excluding, for the avoidance of doubt, deferred tax, and any indebtedness owed to a Group Company or Group Trust to another Group Company or Group Trust.
Prepayments means all prepayments made by the Group Companies and Group Trusts before the Completion Date which relate to a supply to any such company of goods and/or services to be provided in the ordinary and usual course of business on or after the Completion Date.
Provisions means any provision of a Group Company or Group Trust which is required to be made at Completion in accordance with the policies set out in this Schedule 4.
1.	General

1.1	The Adjustment Statement will be prepared by the Vendors in accordance with the Accounting Standards as adjusted for the specific items discussed below in Schedule 4 and adjusted for the principles used in the Accounts. The Actual Adjustment Amount will include any balance relating to inter-company balances as between, on the one hand, the Vendor Group, and on the other hand, Group Companies and Group Trusts. For the avoidance of doubt, notes to Accounts are not included in the Adjustment Statement.

2	Current Assets
Inventory
2.1	Any items of Inventory which are unsaleable, unusable, spoilt or out of date shall be excluded from the Inventory.
Other current assets
2.2	Other current assets comprise prepayments and other debtors (excluding those included in calculating the Receivables) and should be recognised to the extent that they are recoverable within one year of the Completion Date. Prepayments will be computed by reference to the time period to which the expenditure relates.

3	Current Liabilities
Provisions
3.1	Provisions include all employee entitlement provisions in respect of annual leave, annual leave loading and long service leave equal to or less than 12 months. Employee entitlement provisions included within the Adjustment Statement are to be calculated at 70% of the face value of the provision to provide an effective after-tax position. For the avoidance of doubt, this provision shall not include any amounts in respect of severance or redundancy payments.

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4	Non Current Liabilities
Provisions
4.1	Provisions include all employee entitlement provisions in respect of long services leave for more than 12 months. Employee entitlement provisions included within the Adjustment Statement are to be calculated at 70% of the face value of the provision to provide an effective after-tax position.

5	Aggregation

5.1	Each entry shall be the aggregate of the separate amounts in respect of any heading for each of the Group Companies and Group Trusts but must include the breakdown for each Property/Group Trust/Group Company.

6	Estimated Adjustment Amount

6.1	For the avoidance of doubt the Estimated Adjustment Amount equals $(2,827,061) calculated as follows:

Current Assets

Cash	$1,015,672

Receivables	$6,653,654

Intercompany Receivables	$1,800,000

Inventory	$832,507

Other	$467,167

Current Liabilities

Interest bearing liability	$(808,727)

Payables	$(9,880,478)

Intercompany Payables	($1,000,000)

Provisions	$(1,114,382)

Non Current Liabilities

Provisions	$(792,474)

Estimated Adjustment Amount	$(2,827,061)
Actual Adjustment Amount shall be calculated in accordance with the methodology used to determine the Estimated Adjustment Amount. If the Actual Adjustment Amount is a negative number then it

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represents an adjustment in favour of the Purchaser and if the Actual Adjustment Amount is a positive number it represents an adjustment in favour of the Vendor.

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Schedule 5
Pro Forma Accounts

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Schedule 6
Business Names
Crowne Plaza Canberra

Business Name:	Registered No:
Crowne Plaza Canberra	F00102725
Binara One	F00115088
Red Salt Grill	F00117954
Crowne Plaza Coogee

Business Name:	Registered No:
Crowne Plaza Coogee Beach	BN97770481
Crowne Plaza Terrigal

Business Name:	Registered No:
Seasalt	BN98093769
Florida Beach Bar	K4977308
Lord Ashley Lounge	M4275335
Key Largo Night Club	M4275825
Crowne Plaza Terrigal	U8279648
Bodhi Spa*	BN98021907

*	held by SC Hotels & Resorts (Australia) Pty Ltd
Holiday Inn Potts Point

Business Name:	Registered No:
Holiday Inn Potts Point	BN97835186
Holiday Inn Townsville

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Business Name:	Registered No:
Holiday Inn Townsville	BN17516237
Stokes St. Bar & Grill	BN17466362
Holiday Inn Melbourne

Business Name:	Registered No:
Clarendon St Grill	B1526727P
Holiday Inn Melbourne	B1564282D
Holiday Inn City Centre Perth

Business Name:	Registered No:
788 Bar Café	BN10105268
Level One Restaurant	BN10105256
Holiday Inn City Centre Perth	BN10266793
Holiday Inn on Flinders Melbourne

Business Name:	Registered No:
Holiday Inn on Flinders Melbourne	1368987L

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Schedule 7
Deposit Letter
[Insert date]
Jones Lang LaSalle Hotels (NSW) Pty Limited
Dear Sirs
Deposit Arrangements
We request that Jones Lang LaSalle Hotels (NSW) Pty Limited act as deposit holder in accordance with the Share and Unit Sale Deed to be entered into between Holiday Inns Holdings (Australia) Pty Limited, SPHC Group Pty Limited, Six Continents Limited, HANZ (Australia) Pty Limited and Eureka Funds Management Limited as trustee and manager of the Alternative Investment (Hotel and New Zealand) Private Syndicate (Deed). We confirm that the Deed has been or will be executed today.
1.	Terms
We understand that Jones Lang LaSalle Hotels (NSW) Pty Limited agrees to act as an Stakeholder on a short term basis in relation to the Deed on the following terms:
(a)	HANZ (Australia) Pty Limited confirms that it has deposited the Deposit into a controlled moneys account with the Transaction Bank which is in the joint names of the Vendors and the Purchaser and to which the Stakeholder is the sole signatory to such account.

(b)	The Stakeholder is authorised to treat the Deposit as held under its role as Stakeholder in accordance with clause 3.1 of the Deed.

(c)	The Stakeholder must only release the Deposit in accordance with the terms of the Deed.
2.	Limitations on Stakeholder’s liability
Jones Lang LaSalle Hotels (NSW) Pty Limited’s role is as Stakeholder as described in this letter and in the Deed. The Stakeholder’s duties are solely of a mechanical and administrative nature and the Stakeholder is not a trustee or fiduciary for any party. The Stakeholder will not be liable:
•	for any error of judgment or any act done or omitted to be done by the Stakeholder or its officers, employees and agents, except for its own negligence or misconduct; or

•	for any action taken or not taken by a party under the Deed.
Any capitalised term not otherwise defined in this letter has the meaning given to it in the Deed.
The signatories below accept the terms of engagement of the Stakeholder in accordance with the terms of this letter.
Yours sincerely
Holiday Inn Holdings (Australia) Pty Limited

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HIA (T) Pty Limited
SPHC Group Pty Limited
Six Continents Limited
HANZ (Australia) Pty Limited
Eureka Funds Management Limited as trustee and manager of the Alternative Investment (Hotel and New Zealand) Private Syndicate
Accepted by:
Jones Lang LaSalle Hotels (NSW) Pty Limited

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Schedule 8
Disclosure Index
The Disclosure Index consists of the attached:
1.	Master Due Diligence Index;

2.	Supplementary Due Diligence Index; and

3.	Supplementary Index – Sensitive Employment Contracts and Accommodation Agreements.

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Schedule 9
Excluded Assets
Liquor Licence Number 15000229 in respect of the National Convention Centre Canberra.
The business name “The National Convention Centre Canberra” (Registration Number F00115864).
Means all equipment and materials owned by a service provider under a contract for service with the Group Companies or with the Manager including without limitation under the business agreements contained in folders B/7, C/7, D/7, E/7, F/7, G/7, H/7, I/7 and A/5 of the Data Room

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Schedule 10
Properties – Details of Freehold and Leasehold Properties
Freehold Titles

Hotel:	Title Reference:	Owner:
Crowne Plaza Coogee	1/772123	HI (Coogee) Pty Ltd

238-246 Arden Street, Coogee NSW

Crowne Plaza Terrigal	1003/793659	HI (Terrigal) Pty Ltd

11 Ash Street, Terrigal NSW	1005/819949

Holiday Inn Potts Point	301/838703	HI (Potts Point) Pty Ltd

203-225 Victoria Street, Potts Point NSW

Holiday Inn Townsville	50359886	HI (Townsville) Pty Ltd

334 Flinders Mall, Townsville QLD

Holiday Inn Flinders	Volume 09912 Folio 719	HI (Melbourne) Pty Ltd

575 Flinders Lane, Melbourne VIC

Holiday Inn City Centre Perth	Volume 1226 Folio 657	HI (Perth) Pty Ltd

778-788 Hay Street, Perth WA	Volume 1250 Folio 117

Volume 450 Folio 116A

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Leasehold Titles

Hotel:	Title Reference:	Landlord:	Tenant:
Crowne Plaza Canberra	Volume 1255 Folio 93	The Commonwealth of Australia	HI (Canberra) Pty Ltd

1 Binara Street, Canberra ACT

Holiday Inn Melbourne	Volume 10043 Folio 991	Secretary to the Department of Infrastructure	Centra Victoria Pty Ltd

1-5 Spencer Street, Melbourne VIC

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Schedule 11
Australian Management Contract

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Schedule 12
Australian Non Disturbance Deed
The Non-Disturbance Deed as set out in Schedule 7 of the Australian Management Contract.

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Schedule 13
Contracts
1. Crowne Plaza Canberra (ACT)

	Name of Agreement	Disclosure Index
(1)	Otis Elevator Company – Lift Maintenance Services	B/7/007

(2)	Ricoh Finance – Agreement	B/10/002

(3)	MagiNet Australia P/L Installation and Service	B/7/019

(4)	Qantas Holidays Rates and Allocations Agreement	B/8/002

(5)	ACTEWAGL Retail Gas Supply Agreement	B/7/004
2. Crowne Plaza Coogee (NSW)

	Name of Agreement	Disclosure Index
(6)	AGL Energy Sales & Marketing Ltd Gas Supply Agreement	C/7/001

(7)	MagiNet Australia P/L Installation and Service	C/9/027

(8)	Electronics by Design – Minibar Master System Agreement	C/7/011

(9)	Reivernet – Hotel Service Agreement	C/7/023
3. Crowne Plaza Terrigal (NSW)

	Name of Agreement	Disclosure Index
(10)	AHS Hospitality – Agreement	D/7/003

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(11)	AGL Agreement for Sale of Electricity	D/7/002

(12)	Videoplus Service Agreement	D/7/009

(13)	Ricoh Finance Agreement	D/7/008

(14)	MagiNet Australia P/L Installation and Service Agreement	D/7/014

(15)	OTIS Agreement for Extended Maintenance	D/7/013
4. Holiday Inn Potts Point (NSW)

	Name of Agreement	Disclosure Index
(16)	MagiNet Australia P/L Installation and Service Agreement	E/7/004

(17)	AGL Electricity Ltd – Supply Agreement	E/7/005

(18)	Lawrence Dry Cleaners Pty Ltd – Laundry Service Agreement	E/7/002
5. Holiday Inn Townsville (QLD)

	Name of Agreement	Disclosure Index
(19)	MagiNet Australia P/L Installation and Service Agreement	F/7/005

(20)	Sunlover Holidays Short Breaks Agreement	F/8/005

(21)	Reivernet – Hotel Service Agreement	F/7/007

-77-	Share and Unit Sale Deed
Final

6. Holiday Inn Melbourne (VIC)

	Name of Agreement	Disclosure Index
(22)	AHS Hospitality Group P/L – Contract for Housekeeping Services	G/7/004

(23)	AGL – Agreement for Sale of Electricity	G/7/005

(24)	Galloway Environmental Waste Management P/L – Rental Agreement	G/7/008

(25)	Otis – Extension of Term of Maintenance Agreement	G/7/011

(26)	MagiNet Australia P/L Installation and Service Agreement	G/7/015

(27)	Thai Airways Crew Accommodation Agreement	G/8/001

(28)	Reivernet – Hotel Service Agreement	G/7/019
7. Holiday Inn On Flinders (VIC)

	Name of Agreement	Disclosure Index
(29)	AGL – Pricing Proposal for Holiday Inn Flinders	H/7/001

(30)	AHS Hospitality Group – Contract for House Keeping Services	H/7/002

(31)	OTIS Elevator Company Extension of Maintenance Agreement	H/7/007

(32)	MagiNet Australia P/L Installation and Service Agreement	H/7/008

(33)	Fuji Xerox – Customer Rental and Support Services	H/7/004

-78-	Share and Unit Sale Deed
Final

Agreement

(34)	Reivernet – Hotel Service Agreement	H/7/010
8. Holiday Inn City Centre Perth (WA)

	Name of Agreement	Disclosure Index
(35)	Alinta Commercial Gas Supply Agreement	I/7/003

(36)	MagiNet Australia P/L Installation and Service Agreement	I/7/023

(37)	Digital Document Solutions	I/7/005

(38)	Otis Elevators Elevator Maintenance	1/7/019

(39)	Reivernet – Hotel Service Agreement	I/7/025

-79-	Share and Unit Sale Deed
Final

Schedule 14
Form of resignation

To:	The Directors
[insert Entity Name]
[insert Address]
I, [insert name], resign as a [director/secretary/public officer] of [Insert Entity] (“the Company”) to be effective from the close of the Directors’ meeting at which this resignation is tabled.
I hereby confirm that I have no claim against the Company in respect of any cause, matter or thing including (but without limitation) any claim for compensation for loss of office, breach of contract or for redundancy or unfair dismissal and that there is not outstanding any agreement or arrangement under which the Company has or could have any obligation to me.
Dated:

Signature of [insert name]

-80-	Share and Unit Sale Deed
Final

Schedule 15
Vendor’s knowledge

(1)	(2)	(3)
Person	Area of Business	Vendors’ Warranties
Johanna McPherson	Senior Corporate Counsel	1.1, 6.2, 9.3, 9.4, 15.1, 16.1

Dennis Cook	Director — Statutory Reporting, Tax & Treasury	1.1, 6.2

George Lee	Director — Asset Management	1.1, 8, 9.3, 9.4, 14.1, 15.1, 16.1, 19.2, 19.3

-81-	Share and Unit Sale Deed
Final

Schedule 16
Employee Information

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Crowne Plaza	*	*	*	*	*	*	*	*
Canberra (ACT)	B/12.5/016	B/12.5/019	B/12.5/018	B/12.5/017	B/12.5/017	B/12.5/017	B/12.3/001	B/12.5/015
	HRD E.O.M	Employee List	Employee List –	Leave Liability	Leave Liability Report	Leave Liability	Accrued Provident	Certificate of
	Employee Report	Date: 27/7/2005	Payroll	Report	Date: 19/7/ 2005	Report	Fund General Ledger Reconciliation	Currency
	Date: 22/7/2005		Date: 27/7/2005	Date: 19/7/ 2005		Date: 19/7/ 2005		Date: 30/6/2005
							Date: 5/4/2005	to 30/6/2006

*
B/12.3/002

Mercer Portfolio
Service Contribution
Form

Date: September 2004

*

B/12.3/003

Hostplus – Application
to become a
participating employer

Date: 25/6/2004

*

B/12.3/004

AMP IHG Custom Super
Contributions

-82-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Date: 27/6/2005

*

B/12.3/005

Mercer Portfolio Group
Contributions

Date: 27/6/2005

*

B/12.3/006

Hostplus
Superannuation
Contributions

Date: 27/6/2005

Crowne Plaza	*	*	*	*	*	*	*	*
Coogee (NSW)
	C/12.5/018	C/12.5/018	C/12.5/018	C/12.5/021	C/12.5/022	C/12.5/022	C/12.3/001	C/12.5/019

	Employee Data as	Employee Data as	Employee Data as	Long Service	Leave Liability Report	Leave Liability	Statement as to	CGU Invoice
	at 1 August 2005	at 1 August 2005	at 1 August 2005	Leave Report	Date: 26/7/2005	Report	superannuation contributions	Date: 15/3/2005

	Date: 1/8/2005	Date: 1/8/2005	Date: 1/8/2005	Date: 28/7/2005		Date: 26/7/2005		*

							Date: undated	C/12.5/020

							*	CGU Workers Compensation

C/12.3/002

							Statement as to	Date: 14/1/2004
							superannuation	– 14/1/2005
contributions and
payment requisitions

-83-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Date: 1/8/2005

Crowne Plaza	*	*	*	*	*	*	*	*
Terrigal (NSW)
	D/12.5/012	D/12.5/011	D/12.5/012	D/12.5/013	D/12.5/013	D/12.5/013	D/12.3/001	D/12.5/006

	Staff Listing by	Staff Listing by	Staff Listing by	Leave Liability	Leave Liability Report	Leave Liability	General Ledger	CGU Workers
	last name	employment date	last name	Report	Date: 26/7/2005	Report	Reconciliation	Compensation Premium Calculation

	Date: 29/7/2005	Date: 29/7/2005	Date: 29/7/2005	Date: 26/7/2005		Date: 26/7/2005
*

							D/12.3/002	Date: Duration of Policy 30 June 2004 – 30 June 2005.
Hostplus – Employer
Record of contribution
Date: 1/7/2004 –
							31/12/2004	*

							*	D/12.5/014
							D/12.3/003	CGU Insurance
							AMP – Employer	Invitation to renew
							Superannuation	Date: 11/6/2005
Contributions

Date: 29/7/2005

-84-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Holiday Inn Potts Point (NSW)	*	*	*	*	*	*	*	*

	E/12.5/004	E/12.5/004	E/12.5/021	E/12.5/021	E/12.5/018	E/12.5/018	E/12.3/001	E/12.5/011

	Total Employees	Total Employees	Long Service	Long Service	Leave Liability Report	Leave Liability	Statement as to	Workers
	Report	Report	Leave Report	Leave Report	Date: 26/7/2005	Report	superannuation	Compensation contributions
Premium Forecast
	Date: undated	Date: undated	Date: July 2005	Date: July 2005		Date: 26/7/2005

	*	*					Date: 2 /5/2005	Date: Adjustment forecast for 04 – 05 and 05 -06

	E/12.5/020	E/12.5/020					*

	Employee Listing	Employee Listing					E/12.3/002

	Date: undated	Date: undated					AMP Custom Super – EFT Payment	*

E/12.5/012

							Date: 30/7/2005	Date: undated

*

E/12.3/003

Hostplus Super Fund
Payment Requisition

Date: 30/7/2005

*

E/12.3/004

BT Lifetime Super –
EFT Payment

30/7/2005

-85-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
*

E/12.3/005

MLC Masterkey Super –
EFT Payment

Date: 30/7/2005

*

E/12.3/006

NSW Electrical
Superannuation Scheme

Date: 30/7/2005

*

E/12.3/007

Self Managed Super
Fund – EFT Payment

Date: 30/7/2005

*

E/12.3/008

AM Corp – EFT Payment

Date: 30/7/2005

*

E/12.3/009

Superannuation Report

Date: 26/7/2005

-86-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Holiday Inn Townsville (QLD)	*	*	*	*	*	*	*	*

	F/12.5/013	F/12.5/013	F/12.5/013	F/12.5/003	F/12.5/012	F/12.5/011	F/12.3/001	F/12.5/014

	Holiday Inn	Holiday Inn	Holiday Inn	Long Service	Sick Leave Liability	Annual Leave	Perpetual Investments	Letter re
	Townsville	Townsville	Townsville	Leave Report	Report	Liability Report	– March 05	Certificate of
	Employee details	Employee details	Employee details	Date: 31/3/ 2005	Date: 29/7/2005	Date: 29/7/2005	contributions	Currency

	Date: 27/7/2005	Date: 27/7/2005	Date: 27/7/2005				Date: March 2005

							*	Date: Current to 30/6/2006

F/12.3/002

Sunsuper – March 05
contributions

Date: March 2005

*

F/12.3/003

InTrust Super – March
05 contributions

Date: March 2005

*

F/12.3/004

InTrust Super Account
Summary – April 2005

Date: April 2005

*

F/12.3/005

-87-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Perpetual Investments
– April 2005
contributions)

Date: April 2005

*

F/12.3/006

Sunsuper – April 2005
contributions

Date: April 2005

*

F/12.3/007

AMP Life – March 2005
contributions

Date: March 2005

*

F/12.3/008

InTrust – Voluntary
Superannuation
Deductions Report

Date: 20 April 2005

*

F/12.3/009

InTrust Superannuation
– July 2005
contributions

-88-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Date: July 2005

*

F/12.3/010

AMP Life – July 2005
Contributions

Date: July 2005

*

F/12.3/011

Perpetual Investments
– July 2005
Contributions
Date: July 2005

*
F/12.3/012

Sunsuper – July 2005
contributions

Date: July 2005

	*	*	*	*	*	*	*	*
Holiday Inn
Melbourne	G/12.5/012	G/12.5/012	G/12.5/011	G/12.5/013	G/12.5/010	G/12.5/004	G/12.3/001	G/12.5/009
(VIC)
	Staff List	Staff List	Pay Rates	Long Service	Sick Leave Liability	Annual Leave	Hostplus Superannuation	Certificate of

-89-	Share and Units Sale Deed	Final

Commencement
	Complete List of	Date of each		Accrued Long		Accrued Annual
	Full Time and	Full Time and	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Part Time	for each	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
	Date: 1/8/2005	Date: 1/8/2005	Date: 1/8/2005	Leave Liability	Report	Liability Report	Fund	Currency
				Report	Date: 1/8/ 2005	Date: 26 /4/2005	Application form	Date: 30 June
2005 – 30 June 2006
				Date: 1/8/2005			Date: 12 /3/1992

-90-	Share and Units Sale Deed	Final

	Complete List of	Commencement		Accrued Long		Accrued Annual
	Full Time and	Date of each Full	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Time and Part Time	for	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	each employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
*

G/12.3/002

Allowances Report Date: 31/3/2005

*

G/12.3/003

MLC Superannuation Contributions — March 2005

Date: March 2005

*

G/12.3/004

HostPlus Superannuation Contributions — March 2005

Date: March 2005

*

G/12.3/005

AMP Life — March contributions

Date: March 2005

-91-	Share and Unit Sale Deed	Final

	Complete List of	Commencement		Accrued Long		Accrued Annual
	Full Time and	Date of each Full	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Time and Part Time	for	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	each employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
*

G/12.3/006

Accrued Provident Fund – General Ledger Reconciliation

Date: March 2005

*

G/12.3/007

Allowances Report

Date: 27 /6/2005

Holiday Inn On Flinders (VIC)	*	*	*	*	*	*	*	*
	H/12.5/009	H/12.5/009	H/12.5/010	H/12.5/011	H/12.5/008	H/12.5/001	H/12.3/001	H/12.5/006

	Staff List Date: 1/8/2005	Staff List Date: 1/8/ 2005	Pay Rates Date: 1/8/2005	Long Service Leave Liability Report	Sick Leave Liability Report Date: 1/8/ 2005	Annual Leave Liability Report Date: 26/4/2005	Accrued Provident Fund – General Ledger Reconciliation	Certificate of Currency Date: 30/6/2005 – 30/6/2006
				Date: 1/8/ 2005			Date: March 2005

*

H/12.3/002

HostPlus contribution – January 2005

Date: 7/4/ 2005

*

-92-	Share and Unit Sale Deed	Final

	Complete List of	Commencement		Accrued Long		Accrued Annual
	Full Time and	Date of each Full	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Time and Part Time	for	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	each employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
H/12.3/003

HostPlus contribution – March 2005

Date: March 2005

*

H/12.3/004

Colonial First State Investment Contribution – March 2005

Date: 31/3/2005

*

H/12.3/005 AMP Super Contributions – March 2005

Date: 31/3/2005

*

H/12.3/006

Allowances Report

Date: 27 /6/2005

-93-	Share and Unit Sale Deed	Final

	Complete List of	Commencement		Accrued Long		Accrued Annual
	Full Time and	Date of each Full	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Time and Part Time	for	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	each employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
Holiday Inn City Centre Perth (WA)	*	*	*	*	*	*	*	*

	I/12.5/006	I/12.5/006	I/12.5/006	I/12.5/007	I/12.5/007	I/12.5/007	I/12.3/001	I/12.5/004

	Employee Listing as at 26 July 2005 Date: 26/7/2005	Employee Listing as at 26 July 2005 Date: 26/7/2005	Employee Listing as at 26 July 2005 Date: 26/7/2005	Leave Liability Report Date: 27/7/2005	Leave Liability Report Date: 27/7/2005	Leave Liability Report Date: 27/7/2005	AMP Custom Super – March contributions Date: March 2005	Workers Compensation Insurance Premium

*
Date: 31/3/2005
							I/12.3/002 Westscheme – March contribution advice	* I/12.5/005

							Date: March 2005	Certificate of Currency
*
							I/12.3/003 MLC Employer Contributions Statement	Date: 30/6/2005 to 30/6/2006

Date: 18/2/2005

*

I/12.3/004 REST superannuation – March contributions

Date: March 2005

-94-	Share and Unit Sale Deed	Final

	Complete List of	Commencement		Accrued Long		Accrued Annual
	Full Time and	Date of each Full	Rates of Pay	Service Leave		Leave (including	Contributions to
	Part Time	Time and Part Time	for	for each	Accrued Sick Leave	leave loading) for	superannuation	Workers
	employees	employee	each employee	employee	for each employee	each employee	funds (cl.20.1(g) and	Compensation
Hotel	(cl.20.1(a))	(cl.20.1(b))	(cl.20.1(c))	(cl.20.1(d))	(cl.20.1(e))	(cl. 20.1(f))	cl.10.2)	(cl.20.7)
*

I/12.3/005 Tyndall Optimum Master Superannuation – March contributions

Date: March 2005

*

I/12.3/006 HostPlus contribution payments

Date: 21/3/2005

*

I/12.3/007

Allowances Report

Date: 28/6/2005

Comment: Please note that contributions are no longer made to Sun Super and Asgard as stated in the Allowances Report. The employees who were receiving benefits into these funds have been transferred from H.I City Centre Perth.

-95-	Share and Unit Sale Deed	Final

Intentionally blank

-96-	Share and Unit Sale Deed	Final

Schedule 17
Disclosure Schedule
Preliminary
1.	A disclosure does not imply the existence of any representation, warranty or undertaking not expressly given in the Deed, nor does it extend the scope of any representation, warranty or undertaking which is expressly given.
2.	Capitalised terms in this Schedule have the same meanings as in the Deed, unless the context otherwise indicates.
General disclosures
1.	The HVS Forecasts were prepared on the basis of the Marketing and Reservation Contributions set out in the 2005 Budget and are not based on the new Marketing and Reservation Contribution set out in the Australian Management Contract referred to in Schedule 11 and disclosed in document A/7/035 of the Data Room
Specific disclosures
1.	Without limiting the preceding paragraphs, the matters listed in the table below are specifically disclosed. The headings and paragraph references relate to specific Warranties in Schedule 2.
(a)	Crown Plaza Canberra — H.I. (Canberra) Trust and H.I. (Canberra) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

Sale Shares and Units	5.3	Minutes of Meeting recording the original allotment of shares to Christine Mary Maher on 19/03/01 could not be located.

The number of units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed in each year since the establishment of the Trust by distributing “net income” as defined under the Income Tax

-97-	Share and Unit Sale Deed Final

Item	Warranty No	Disclosures
Assessment Act without making a prior determination to distribute the same.

		The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

Contracts	12.1(a)	Not all Contracts have been properly executed and some Contracts do not have the proper legal entity name described as parties.

A Hotel Service Agreement with Reivernet substantially in the form contained in C/7/023 of the Data Room will shortly be entered into in respect of the hotel.

		S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel

Disputes and Litigation	14	On 17 May 2005 the services of Ms Cheryl Parsons were terminated. Solicitors acting on behalf of Ms Cheryl Parsons wrote to the Hotel on 19 May 2005 raising issues with respect to a potential workers compensation claim and alleged breaches of the Occupational Health & Safety Act, 1999 and the Discrimination Act, 1991 (ACT). The allegations were not particularised. No litigation has been commenced with respect to the OH&S allegation and/or the discrimination allegation. No claim or litigation has been commenced in relation to this termination.

		The Vendor has received notice of the proposed development of Block 19 Section 65 [see B/14.3/005 in Data Room)]. The Vendor is considering its options in relation to the proposed development with a view of raising objections with the consent authority to the proposed development

Licences, Permits etc	16.1	The Vendors do not hold an original certificate of title in respect of the property. However, arrangements are being made for an application for the issue of a certificate of title from the land titles office.

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Employees	20.1(f)	There may be some managers who have their superannuation contributions paid to funds other than those specified in Schedule 16.
(b)	Crown Plaza Coogee — H.I. (Coogee) Trust and H.I. (Coogee) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

Sale Shares and Units	5.3	The number of units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed in each year since the establishment of the Trust by distributing “net income” as defined under the Income Tax Assessment Act without making a prior determination to distribute the same.

The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

	6.5	The H.I. (Coogee) Trust Trust Deed may not have been stamped.

Contracts	12.1 (a)	Not all Contracts have been properly executed and some Contracts do not have the proper legal entity name described as parties.

S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it

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		bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel

Properties	9	The land contained in certificate of title folio identifier 11\841828 is not owned by H.I. (Coogee) Pty Ltd and is not included in the sale.

Disputes	16	A letter of demand seeking 18 months termination payment in respect of the termination of the former Director of Food and Beverage and has been received, a copy of which is located in C/14.3/007 of the Data Room.

Employees	20.1(f)	There may be some managers who have their superannuation contributions paid to funds other than those specified in Schedule 16.

(c)	Crown Plaza Terrigal — H.I. (Terrigal) Trust and H.I. (Terrigal) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

Sale Shares and Units	5.3	Minutes of Meeting approving issue of 100 units to HIA (T) Pty Limited could not be located.

The number of units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

Properties	9	Certificates under section 16 of the Retail Leases Act for Shops 9 and 18 and the Retail Disclosure Statement for Shop 9 cannot be located.

Contracts	12.1 (a)	Not all Contracts have been properly executed and some Contracts do not have the proper legal entity name described as parties. A Hotel Service Agreement with Reivernet

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substantially in the form contained in C/7/023 of the Data Room has been entered into but a copy cannot be located.

		S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel

Disputes and Litigation	14	There are proceedings in respect of complaints under s104 of the Liquor Act 1982 [See D/14.3/008 of the Data Room].

		A conference meeting of the Liquor Administration Board is scheduled to take place in the second or third week of October.

Disputes	16	1. Development Consent has not been issued in respect of storage cages located in the basement car park of the Hotel.

		2. A POPE licence has not been issued in respect of the Hotel.

		3. Construction and Occupation Certificates have not been issued in respect of the Bodhi Day Spa [see D/5.1/008 of the Data Room]

Employees	20.1(f)	There may be some managers who have their superannuation contributions paid to funds other than those specified in Schedule 16.

(d)	Holiday Inn Potts Point — H.I. (Potts Point) Trust and H.I. (Potts Point) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

Sale Shares and Units	5.3	Minutes of Meeting approving issue of 100 units to HIA (T) Pty Limited could not be located.

The number of units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

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Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

Contracts	12.1(a)	Not all Contracts have been properly executed and some Contracts do not have the proper legal entity name described as parties.

A Hotel Service Agreement with Reivernet substantially in the form contained in C/7/023 of the Data Room has been entered into but a copy cannot be located.

S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel

Disputes and Litigation	14.3 & 14.5	The Miscellaneous Workers Union commenced a claim before the NSW Industrial Relations Commission with respect to the termination of the services of Ms Verzosa in May 2005. The Application for re-instatement as a Housekeeping Supervisor will be determined following a hearing before Commissioner Cambridge of the NSW IRC in early November 2005.

Employees	20.1(f)	There may be some managers who have their superannuation contributions paid to funds other than those specified in Schedule 16.

(e)	Holiday Inn Townsville — H.I. (Townsville) Trust and H.I. (Townsville) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

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Sale Shares and Units	5.3	The number of units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed in each year since the establishment of the Trust by distributing “net income” as defined under the Income Tax Assessment Act without making a prior determination to distribute the same.

The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

Properties	9.3	As far as the Vendor is aware, eaves which extend out past the boundaries on Flinders Mall & Stokes Street have been part of the building since construction and form part of the fabric of the building.

Contracts	12.1(a)	Not all Contracts have been duly executed and some Contracts do not have the proper legal entity name described as parties.

S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel
(f)	Holiday Inn Flinders — H.I. (Melbourne) Trust and H.I. (Melbourne) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

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Sale Shares and Units	5.3	Minutes of Meeting approving issue of 100 units to HIA (T) Pty Limited could not be located

The number if units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

6.5	The H.I. (Melbourne) Trust Trust Deed may not have been stamped.

Contracts	12.1(a)	Not all Contracts have been duly executed and some Contracts do not have the proper legal entity name described as parties.

S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel
(g)	Holiday Inn Melbourne — Centra Victoria Pty Limited

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

Properties	9	1.	The Lessee has been offering offered discount rates to IHG employees and other persons including hotel owners inconsistent with clause 6.2 of the Ground Lease [G/2.1/004 of the Data Room]. This clause prevents the

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Lessee from granting any preferential or discounted room rates to anyone affiliated with, related to, in joint venture or partnership with the Lessee or the manager or operator of the Hotel without the consent of the Lessor.

2.	The hotel is being used as a regional base with anywhere up to 8 regional staff being based in the property at any one time inconsistent with Clause 6.3 of the Ground Lease which prevents the use of the office space and the premises from general corporate requirements of the Lessee limiting it to use for the management of the premises.

3.	The Ground Lease has been under the grandfathering provisions of GST legislation and from 1 July 2005 IHG has agreed to pay GST in addition to rent. IHG are awaiting draft variation of lease documentation in regard to the obligation to pay GST.

4.	There are joint operating agreements dealing with the joint operation and shared use of facilities at the Holiday Inn Melbourne, Melbourne Convention Centre and World Trade Centre and the shared carpark [see G/2.2/007, G/2.2/008, G/2.2/014 of the Data Room] There is non-compliance with the terms of the Joint Operating Agreements as detailed in G/2.2/012 and G/2.2/0.13 of the Data Room]

Contracts	12.1(a)	Not all Contracts have been duly executed and some Contracts do not have the proper legal entity name described as parties.
(h)	Holiday Inn City Centre Perth — H.I. (Perth) Trust and H.I. (Perth) Pty Ltd

Item	Warranty No	Disclosures
Power and Authority	2.5(b)	Consent to change of control are required for some of the contracts as specified in Part A of Schedule 20.

Sale Shares and Units	5.3	Minutes of Meeting approving issue of 100 units on 19/12/97 and 27,502,900 on 25/9/98 to HIA (T) Pty Limited could not be located.

The number of units issued has been ascertained based on information available in the company records. It is possible that some units which have been issued may not be recorded in the trust’s unit register.

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Constitution	4.3(b) and 6.2	The Trustee has performed under the Trust Deed from 1 October 2003 in breach of the terms of the Trust deed with respect to the determination of Accounting Period.

The Trustee has performed in breach of the terms of the Trust Deed by distributing “net income” as defined under the Income Tax Assessment Act of the Trust from the period 1 October 2003 to 31 December.

	6.5	The H.I. (Perth) Trust Trust Deed may not have been stamped.

Contracts	12.1(a)	Not all Contracts have been duly executed and some Contracts do not have the proper legal entity name described as parties.

S C Hotels & Resorts (Australia) Pty Ltd has entered into agreement with Carlton & United Beverages [see A/5/003 of the Data Room] and will shortly be entering into an agreement with Douwe Egberts [see A/5/002 of the Data Room] (each a “master agreement”). The Group Company will in due course execute a side agreement, addendum or other document confirming that it bound by the arrangements and covenants under the master agreement on the part of S C Hotels & Resorts (Australia) Pty Ltd in respect of the hotel”

Environment	13.1, 13.2	Water collected in a pit within the basement level of the carpark is being pumped towards the stormwater system towards Hay Street. A permit is being sought to discharge the water into the sewer from the water corporation.

Licences, Permits etc	16.1	Rooms 205, 207, 209, 211 have been converted from office space to bedrooms. Permission is being sought (retrospectively) from the City of Perth for this work.

Employees	20.1(a)	Two Area employees, Damian Ten Bohmer Area Director of Sales & Marketing and Leah Lipman, Area Revenue Manager are employed by HI (Perth) Pty Ltd, however were not included in the list of employees supplied by the hotel as they are currently paid out of the InterContinental Hotel Burswood payroll. Holiday Inn Perth contributes a percentage of their wages.

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Schedule 18
Taxation clauses
1	Tax demands

1.1	Purchaser to notify Vendors
(a)	The Purchaser must:
(i)	give the Vendors a copy of any relevant Assessment within 5 Business Days after the Assessment is received; and

(ii)	within 10 Business Days of becoming aware of a matter that may lead to the making or issue of a relevant Assessment, give full details of that matter to the Vendors.
1.2	Purchaser not to compromise claim
(a)	The Purchaser must not, and shall ensure that each Group Company, Group Trust and any Purchaser Group member does not, take any action relating to an Assessment that might lead to liability on the part of the Vendors, if the Purchaser has received a notice from the Vendors under clause 1.3(a)(i) or until the time limits set out in clause 1.3(a)(ii) have expired.
1.3	Vendors to contest Assessment
(a)	Following receipt of a notice under clause 1.1, the Vendors may advise the Purchaser of their intention to contest the Assessment by:
(i)	written notice to the Purchaser 5 Business Days before the due date stated in the Assessment for payment of any Tax; and

(ii)	payment of a sum of money to the Purchaser equal to the amount of Tax required to be paid to the relevant Government Agency while action is being taken (but only to the extent that the amount of Tax to be required to be paid to the relevant Government Agency has not been provided for in a proper provision in the accounts of the relevant Group Company or Group Trust). Such payment is made by way of interest free loan and must be paid to the Purchaser 2 Business Days before the due date stated in the Assessment for payment of any Tax.
(b)	On a written request from the Vendors, the Purchaser must pursue, or cause the person required to pay the Tax under the Assessment to pursue, any action required to contest the Assessment, including, but not limited to:
(i)	a written objection with the Government Agency;

(ii)	an action or appeal to a relevant tribunal body; or

(iii)	an action or appeal in the Federal Court or any higher court or court of competent jurisdiction.
(c)	The Purchaser must notify the Vendors of any determination made by a Government Agency, tribunal or court relating to an action taken under clause 1.3(b) as soon as practicable.

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(d)	The Purchaser must, and must cause each Group Company, Group Trust and Purchaser Group member to, follow all reasonable directions given by the Vendors relating to an action taken under clause 1.3(b), including using any professional advisers nominated by the Vendors.

(e)	The Purchaser must, and must cause each Group Company, Group Trust and Purchaser Group member to, provide the Vendors with all reasonable assistance on matters relating to an action taken under clause 1.3(b), including access to witnesses, documents, personnel and premises. Costs arising from clause (b), (d) and this clause (e) must be borne by the Vendors.

(f)	The provisions of paragraphs (b), (d) and (e) are subject to the proviso that such action or directions or assistance does not prejudice the rights or tax position (present or future, actual or contingent) of the Purchaser.
1.4	Vendors not to contest Assessment
If the Vendors fail to give a notice under clause 1.3(a)(i) in the required time, the Purchaser may, without affecting its rights under this Deed, independently pursue any action relating to the Assessment, including payment of any Tax under the Assessment to the relevant Government Agency.
1.5	No admission to liability
Any decision by the Vendors either to contest or not contest an Assessment does not constitute an admission of liability on the part of the Vendors.
2	Limitations on Vendor liability

2.1	Limitations
(a)	The Vendors are not liable for any Loss that arises where such Loss occurs as a result of:
(i)	the position taken by a Group Company or Group Trust post-Completion in relation to a Tax law is different to the position taken by the same entity prior to Completion;

(ii)	a Group Company or Group Trust fails to take action post Completion as required by a Tax law, including failing to take action within the time allowed; or

(iii)	a Purchaser Group member, Group Company or Group Trust fails to take an action that is assumed to have been taken when computing the provision for Tax in the Adjustment Statement.
(b)	The limitation provided for in clause 2.1(a)(i) does not apply where a different position is required by law or where taking such a position as is reasonable. In such a case, the Purchaser must notify the Vendors of the inconsistent position no later than 15 Business Days before it is adopted by the Group Company or Group Trust.
3	Tax indemnity by Purchaser

3.1	Indemnification by Purchaser

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(a)	The Purchaser must indemnify the Vendors and their Affiliate and their employees, directors, employees and agents and hold them harmless from any Liability for Taxes for:
(i)	taxable periods ending after the Completion Date or, in the case of the year in which Completion occurs, relating to the period after Completion;

(ii)	disallowance of an income tax deduction for an expense, loss or outgoing attributable to a Purchaser Tax Act or to a breach by the Purchaser of any covenant contained in clause 4 of this Schedule 18 after the Completion Date;

(iii)	any withholding required to be made or any notice required to be given at or after the Completion Date;

(iv)	disallowance of a Tax credit or rebate of Tax, such as a dividend rebate, relating to a matter referred to in (i) to (iii) above; or

(v)	amount specifically provided for in the Accounts or Adjustment Statement, or taken into account in determining the value at which any asset or liability is included in the Accounts or Adjustment Statement.
(b)	The indemnification provided in clause 3.1(a) shall survive Completion and will terminate 6 years after the Completion Date.
4	Tax Returns

4.1	Control of taxation returns, etc
(a)	The Vendors will (at its own costs and expense) prepare and procure and file all Income Tax returns of each Group Company and Group Trust for Tax Years ending on or before Completion (Pre-Completion Returns) and all other Tax returns of each Group Company and Group Trust to the extent they relate to any act, matter or transaction occurring before Completion (other relevant returns) and the Purchaser will (at its own cost and expense and in a timely manner) prepare or procure and file all Income Tax returns of each Group Company and Group Trust for Tax Years commencing on or after Completion.

(b)	The Vendors and Purchaser Group (as appropriate) must lodge any Pre-Completion Returns, and Tax Returns within the period required by the law.

(c)	At least 20 Business Days prior to lodging any Pre-Completion Returns and Tax Returns the Vendors or the Purchaser (as appropriate) must provide a copy of the proposed return to the other of them and must make any modifications reasonably requested by the other of them.

(d)	If after Completion any Government Agency undertakes an Audit of the Purchaser Group, or issues an Assessment to the Purchaser Group, which relates to any Pre-Completion Return, or Tax Return, or to any act, matter or transaction occurring before Completion (Warranty Items) the Purchaser must immediately give the Vendors written notice of the Audit or Assessment (together with copies of all documents received from the Government Agency) and provide full written details of the Audit or Assessment to the extent that it relates to the Warranties or clause 3 of this Schedule.

(e)	The Purchaser must procure that each Group Company and Group Trust uses to the full extent possible any deduction, rebate, credit, allowance, rollover, refund or other

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relief of any kind in respect of Tax which exists as at Completion and is reasonably available to reduce, limit, defer or otherwise mitigate a Liability to Tax which otherwise would or may give rise to a breach of clause 3 of this Schedule or a Warranty.

(f)	[Intentionally Deleted]

(g)	The Vendors may require the Purchaser (or any member of the Purchaser Group) to challenge an Assessment in relation to clause 3 of this Schedule or a Warranty claim if the Vendors act in a manner consistent with clause 1 of this Schedule and clause 9.6 of the Deed.

(h)	Nothing in this clause 4.1 will be taken to limit the Purchaser’s obligations under other provisions of the Deed.
4.2	Tax refunds
(a)	The Purchaser must pay to the Vendors an amount equal to any credit, refund, rebate or reimbursement allowed by or received from a Government Agency in respect of:
(i)	any Tax paid by a Group Company or Group Trust before Completion except to the extent that the credit, refund, rebate or reimbursement is already provided for; or

(ii)	any Tax paid by a Group Company or Group Trust after Completion to the extent the Purchaser has received an amount under clause 3 of this Schedule or received an amount with respect to a Warranty for such Tax.

(iii)	Any amount paid by the Purchaser to the Vendor under this clause 4.2 will be in addition to an increase in the Purchase Price.
(b)	The Purchaser Group must claim the maximum credit, refund, rebate or reimbursement in respect of the any Pre-Completion Returns, and other relevant returns allowed by law.
4.3	PAYG Instalment Payments
(a)	The Purchaser shall procure that, following Completion, no Group Company or Group Trust acts in any way, including varying a PAYG instalment rate if any such act may, or may reasonably be expected to, reduce the entitlement to a PAYG Credit.

(b)	Following Completion, the Purchaser shall provide, and shall procure that any relevant Transaction Entity provides, the Vendors with a copy of any “Business Activity Statement”, “Instalment Activity Statement” or “Pay As You Go” instalment rate variation lodged with the Australian Taxation Office by or on behalf of any Group Company or Group Trust that is related to or in connection with any transactions which occurred, partly or wholly, prior to Completion within 5 Business Days of that lodgement.
4.4	Cooperation
The Vendors and Purchaser shall reasonably cooperate and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. The Purchaser and Vendors recognise that the Vendors and their respective affiliates will need access, from time to time, after the Completion Date, to certain accounting and Tax

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records and information held by the Group Companies and Group Trusts to the extent such records and information pertain to events occurring prior to the Completion Date and therefore the Purchaser agrees to cause the Group Companies and Group Trusts to properly retain and maintain such records and allow the Vendors, their affiliates and their respective agents and representatives access to such records on the same terms and set out in clause 14.1 of the Deed.
5	Tax Indemnities

5.1	Clauses 5.2(c), 5.4, 5.6(a), 5.8 and 5.9 of this Schedule 18 do not apply in relation to any stamp or transaction duty, tax or charge imposed by any Government Agency (Duty) and for the purposes of those paragraphs the term “Taxes” does not include Duty.

5.2	Following the Completion, Vendors shall indemnify the Purchaser Group and its officers, directors, employees and agents and hold them harmless from:
(a)	all Liability for Taxes of the Group Company and Group Trusts for the Pre-Completion Tax Period and includes any Liability for any reassessment in respect of tax losses transferred to a Group Company during the Pre-Completion Tax Period;

(b)	any breach by Vendor Group or the Group Companies or Group Trusts (other than, after the Completion, the Group Companies and Group Trusts) of any covenant contained in clause 4 of this Schedule 18;

(c)	all liability for Taxes arising as a consequence of the transfer of the Sale Shares. For the avoidance of doubt, this indemnity does not extend to any Purchaser Tax Act (as defined below); and

(d)	all liability for Taxes in respect of the Vendors undertaking the Vendor Intercompany Debt Assignment Steps and any restructure of the Vendor’s Group prior to Completion.
5.3	Notwithstanding the foregoing, Vendors shall not indemnify and hold harmless any of Purchaser Group or officers, directors, employees or agents from any Liability for Taxes attributable to:
(a)	Taxes of the Group Companies or Group Trusts for the Pre-Completion Tax Period to the extent of the accrual, if any, established therefore in the Accounts; or

(b)	any action taken after the Completion by the Purchaser Group, or any transferee of the Purchaser Group (other than any such action expressly required by applicable Law or by this Deed) (Purchaser Tax Act) or attributable to a breach by the Purchaser Group of any covenant contained in clause 4 of this Schedule 18.
5.4	Estimated Taxes payable by or on behalf of the Group Companies or Group Trusts on or prior to the Completion Date shall be credited to Taxes with respect to the Pre-Completion Tax Period.

5.5	Vendors’ responsibility under this clause 5 of Schedule 18 to indemnify and hold harmless the Purchaser Group against, or to pay or cause to be paid, any Taxes shall not include any such responsibility with respect to any Taxes collected or withheld by the Group Companies or Group Trusts (including, without limitation, all sales and use taxes and all withholding or employment taxes) with respect to events occurring through the Completion Date, the proceeds of which are held by the Group Companies or Group Trusts on the Completion Date.

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5.6	Following Completion, Purchaser shall, and shall cause the Group Companies and Group Trusts to, indemnify the Vendor Group and its respective officers, directors, employees and agents and hold them harmless from:
(a)	all Liability for Taxes of the Group Companies and Group Trusts for any taxable period ending after the Completion Date (except to the extent such taxable period began before the Completion Date, in which case Purchaser’s indemnity will cover only that portion of any such Taxes that are not attributable to the Pre-Completion Tax Period);

(b)	all Liability for Taxes attributable to a Purchaser Tax Act or to a breach by Purchaser of any covenant contained in clause 4 of this Schedule 18; and

(c)	all Liability for Taxes of the Group Companies and Group Trusts for the Pre-Completion Tax Period to the extent of the accrual, if any, established therefore in the Accounts.
5.7	In the case of any Straddle Period:
(a)	real, personal and intangible property taxes (other than stamp duty or Vendor Duty) arising as a consequence of entering into or completing this Deed (Property Taxes) of the Group Companies and Group Trusts for the Pre-Completion Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Completion Tax Period and the denominator of which is the total number of days in the Straddle Period; and

(b)	the Taxes of the Group Companies and Group Trusts (other than Property Taxes) for the Pre-Completion Tax Period shall be computed as if such taxable period ended at the end of Completion. In making this computation, income, expenses and other amounts that are referable to a period shall be taken to be referable to each day in that period.
5.8	Vendors’ indemnity obligation in respect of Taxes for a Straddle Period shall initially be effected by its payment to Purchaser of such Taxes for the Pre-Completion Tax Period. The Vendors shall pay such amount to the Purchaser after demand thereof is made by the Purchaser (but not earlier than 20 Business Days after the date on which the Taxes for the relevant taxable period are required to be paid to the relevant Taxation Authority).

5.9	If the amount of Taxes for the Straddle Period paid by the Vendor Group at any time plus the credit allowed under clause 5.4 of this Schedule 18 exceeds the amount of such Taxes for the Pre-Completion Tax Period, Purchaser shall pay to the Vendors the amount of such excess;
(a)	in the case of Property Taxes, at the Completion (Completion Tax Adjustment Amount); and

(b)	in all other cases, within 20 Business Days after the Tax Return with respect to the final liability for such Taxes is required to be filed with the relevant Taxation Authority. The payments to be made pursuant to this clause or clause 5.8 by the Vendors or the Purchaser with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination with respect to Straddle Period Taxes.
5.10	In the event that any party violates the provisions of clause 1 of this Schedule 18 (relating to the settlement or compromise of Tax Claims), such party shall not be entitled to any indemnity payments with respect to any indemnifiable claim (relating to such Tax Claims) pursuant to this clause 5 of Schedule 18.

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5.11	The Purchaser acknowledges and agrees that it will not make any claim for indemnification in respect of the availability or otherwise of Tax losses in respect of the Post Completion Tax Period other than in respect of any potential Tax reassessment under the tax audit disclosed in the RFI Response in respect of the Pre-Completion Tax Period.

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Schedule 19
Brands
CENTRA
CROWNE PLAZA
E-ROOM@CROWNEPLAZA
HOLIDAY INN
INTERCONTINENTAL
PARKROYAL
PRIORITY CLUB
PRIORITY PRIVILEGE
AMBASSADOR
SIX CONTINENTS CLUB
Three Wave Device:
Other devices:

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Schedule 20
Consents
PART A

Column 1	Column 2	Column 3
Property	Consent is required of:	Document description
Crowne Plaza Coogee	AGL Energy Sales & Marketing Limited to consent to the change in control of H.I. (Coogee) Pty Limited.	Gas Supply Agreement dated 9 October 2003 [C/7001 of Disclosure Index]

Holiday Inn Townsville	Honeycombes Car Park Pty Ltd to consent to the change in control of H.I. (Townsville) Pty Limited.	Lease of Lot 1 in SP 123542 by H.I. (Townsville) Pty Limited dated 6 January 2004 [F/5.4/001]
PART B
Crowne Plaza Canberra (ACT)

Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
B/7/001	Carrier Air Conditioning Pty Ltd	Six Continents Hotels	No consent required.
(Planned Maintenance Contract)

B/7/010	Foxtel Services	SC Hotels & Resorts (Australia) Pty Ltd	No consent required.

B/10/002	Ricoh Finance (a division of Ricoh Australia Pty Ltd) (Maintenance and Service Agreement)	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.

B/10/004	Trilogy Computer Systems Australasia Pty Limited (Software Maintenance Agreement)	SC Hotels & Resorts (Australia) Pty Limited, trading as National Convention Centre	Consent required.

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Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
C/14.4/001	Micros Fidelo Australia Pty Ltd Hardware Maintenance Agreement, Intellectual Property City Licence and Intellectual Property Telephone Support Agreement	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.

B/7/020	ACTEWAGL Retail & Electricity Contract	SC Hotels & Resorts (Australia) Pty Limited	Consent required
Crowne Plaza Coogee

Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
C/7/014	Micros Fidelio Australia Pty Ltd (Sales Contract)	Six Continents Hotels	Consent required.

C/7/015	Micros Fidelio Australia Pty Ltd (Intellectual Property Site Licence)	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.

C/7/027	NEC Business Solutions Pty Ltd (NECare Service Agreement)	Six Continents Hotels	Consent required.

C/7/033	American Express Travel Related Services Company, Inc (Licence Agreement)	Six Continents Hotels, Inc.	Consent required.

C/7/023	ReiverNet Limited (Hotel Service Agreement)	InterContinental Hotels Group	Consent required.
Holiday Inn Townsville

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Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
F/7/004	Kone Elevators Pty Ltd (Kone Select Service Agreement)	SC Hotels & Resorts (Australia) Pty Ltd (formerly Bass Hotels & Resorts)	Consent required

F/7/007	ReiverNet Pty Limited (Hotel Services Agreement)	InterContinental Hotels Group (NSW)	Consent required.
Holiday Inn Melbourne (VIC)

Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
G/7/019	ReiverNet Pty Limited (Hotel Services Agreement)	InterContinental Hotels Group (NSW)	Consent required.
Holiday Inn On Flinders (VIC)

Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
H/7/010	ReiverNet Pty Limited (Hotel Services Agreement)	InterContinental Hotels Group (VIC)	Consent required.

H/14.4/001	Micro Fidelo Australia Pty Ltd Intellectual Property Site Licence & Support Agreement	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.
Holiday Inn City Centre Perth

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Contract - By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
I/7/016	Telstra Corporation Limited (Telstra Business Service Agreement for Key Customers)	Southern Pacific Hotels Corporation Pty Ltd	Consent required.

I/7/025	ReiverNet Pty Limited (Hotel Services Agreement)	InterContinental Hotels Group (WA)	Consent required.

I/14.4/001	Micro Fidelo Australia Pty Ltd Intellectual Property Site Licence & Support Agreement	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.
Terrigal (NSW)

Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
D/14.4/001	Micro Fidelo Australia Pty Ltd Intellectual Property Site Licence & Support Agreement	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.
Potts Point (NSW)

Contract – By
Reference to			Whether consent of
location in Data			Service provider is
Room	Service/Business provider	IHG Entity Assignor	required
D/14.4/001	Micro Fidelo Australia Pty Ltd Intellectual Property Site Licence & Support Agreement	SC Hotels & Resorts (Australia) Pty Ltd	Consent required.

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Schedule 21
Vendor Intercompany Debt Assignment Steps

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Schedule 22
Section 32 Statement
VENDOR’S STATEMENT TO THE PURCHASER
OF REAL ESTATE UNDER
SECTION 32 OF THE SALE OF LAND ACT 1962 (“THE ACT”)

VENDOR	:	H.I. (Melbourne) Pty Ltd (ACN 081 088 959)

PROPERTY	:	575 Flinders Lane, Melbourne, VIC, 3000
IMPORTANT NOTICE TO PURCHASERS
The use to which you propose to put the property may be prohibited by planning or building controls applying to the locality or may require the consent or permit of the municipal council or other responsible authority. It is in your interest to undertake a proper investigation of permitted land use before you commit yourself to buy. You should check with the appropriate authorities as to the availability (and cost) of providing any essential services not connected to the property.
The property may be located in an area where commercial agricultural production activity may affect your enjoyment of the property. It is therefore in your interest to undertake an investigation of the possible amenity and other impacts from nearby properties and the agricultural practices and processes conducted there.
1	RESTRICTIONS — information concerning any easement, covenant or similar restriction affecting the property (registered or unregistered) —

1.1	Description —

As set out in the attached copies of the creation of easement (if any), covenant (if any) and title documents.

1.2	Particulars of any existing failure to comply with their terms are as follows —

The vendor is not aware of any existing failure to comply.

2	PLANNING & ROAD ACCESS — information concerning any planning instrument —

Are as set out in the attached Certificate.

The Property is within the Melbourne Metropolitan area (as defined in the Act). There is access to the Property by road.

3	OUTGOINGS & STATUTORY CHARGES — information concerning any rates, taxes, charges or other similar outgoings (including any body corporate charges) and any interest payable on any part of them —

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3.1	Is included in the attached certificate(s).

3.2	The amount owing under any other registered or unregistered statutory charge that secures an amount due under any other legislation is —

Amounts are as follows

Authority

City of Melbourne	$17,954.70

State Revenue Office	$31,616.66
4	SERVICES — Information concerning the supply of the following services —

Service	Connected	Name of Authority

Electricity	Available

Gas	Available

Water	Available	City West Water Limited

Sewerage	Available

Telephone	Available
The Purchase will be responsible for any reconnection fees.

5	BUILDING APPROVALS — Particulars of any building approval granted during the past seven years under the Building Control Act 1981 (required only where property includes a residence)

Not Applicable

Particulars of any guarantee under Part 2 of the House Contracts Guarantee Act 1987 obtained within the preceding 7 years in the case of a residence constructed by an owner-builder within the meaning of that Act.

Not applicable

Particulars of any insurance under the Building Act 1993 in the case of a residence to which Section 137B of that Act applies constructed within the preceding 6 years and 6 months.

Not applicable

6	NOTICES — Particulars of any notice, order, declaration, report or recommendation of a public authority or government department or approved proposal affecting the property including any—

6.1	Affecting the body corporate and any other liabilities (whether contingent, proposed or otherwise) where the property is in a subdivision containing a body corporate, including any relating to the undertaking of any repairs to the property -

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6.2	Quarantine or stock order imposed under the Stock Diseases Act 1968 (whether or not the quarantine or order is still in force) —

6.3	Notice pursuant to Section 6 of the Land Acquisition and Compensation Act 1986 —

None to the vendor’s knowledge. The vendor has no means of knowing of all decisions of public authorities and government departments affecting the property unless communicated to the vendor

6.4	Particulars of any current land use restriction given in relation to the land under the Agricultural and Veterinary Chemicals (Control of Use) Act 1992 due to contamination —

The vendor has no knowledge of any current land use restriction notice given in relation to the property under this Act.

7	TITLE — attached are copies of the following documents concerning the title —

7.1	Certificate of title volume 9912 folio 719.
PLEASE NOTE: THAT WHERE THE PROPERTY IS TO BE SOLD ON TERMS UNDER SECTION 32(2)(F) OF THE ACT OR SOLD SUBJECT TO A MORTGAGE THAT IS NOT TO BE DISCHARGED BY THE DATE OF POSSESSION (OR RECEIPT OF THE RENTS AND PROFITS) OF THE PROPERTY UNDER SECTION 32(2)(A) OF THE ACT — THEN THE VENDOR MUST PROVIDE AN ADDITIONAL STATEMENT CONTAINING THE PARTICULARS SPECIFIED IN SCHEDULES 1 AND 2 OF THE ACT.

Date of this statement	day of 2005

Signature/s	of	vendor/s	representative

THE PURCHASER ACKNOWLEDGES BEING GIVEN A DUPLICATE OF THIS STATEMENT SIGNED BY THE VENDORS BEFORE THE PURCHASER SIGNED ANY CONTRACT.

Date of this acknowledgment	day of 20 05

Signature/s of purchaser/s

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Schedule 23
Australian Management Contract — Amendments

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Schedule 24
Portfolio Side Agreement

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Schedule 25
Shared Services Agreement

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Schedule 26
Licensee

Hotel	Licensee

Crowne Plaza Canberra (ACT)	H.I. (Canberra) Pty Ltd

Crowne Plaza Coogee (NSW)	Gregory Cox

Crowne Plaza Terrigal (NSW)	Andrew Bayliss

Holiday Inn Potts Point (NSW)	Kent Breeze

Holiday Inn Townsville (QLD)	H.I. (Townsville) Pty Ltd

Holiday Inn Melbourne (VIC)	Centra Victoria Pty Ltd

Holiday Inn On Flinders (VIC)	H.I. (Melbourne) Pty Ltd

Holiday Inn City Centre Perth (WA)	H.I. (Perth) Pty Ltd

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Execution
Executed as a deed.

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Signed for and on behalf of
Holiday Inns Holdings (Australia) Pty
Limited
by a duly appointed attorney
in the presence of:
/s/ Phil Lee	/s/ Tony South

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)
Phil Lee	Tony South

Name of witness (please print)	Name of attorney (please print)

Signed for and on behalf of
SPHC Group Pty Limited
by a duly appointed attorney
in the presence of:
/s/ Phil Lee	/s/ Tony South

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)
Phil Lee	Tony South

Name of witness (please print)	Name of attorney (please print)
Signed for and on behalf of
HIA (T) Pty Limited
by a duly appointed attorney
in the presence of:
/s/ Phil Lee	/s/ Tony South

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)
Phil Lee	Tony South

Name of witness (please print)	Name of attorney (please print)
Signed for and on behalf of
HIA (T) Pty Limited as trustee for the
HIA Hotels Trust
by a duly appointed attorney
in the presence of:

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/s/ Phil Lee	/s/ Tony South

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)
Phil Lee	Tony South

Name of witness (please print)	Name of attorney (please print)
Signed for and on behalf of
Six Continents Limited
by a duly appointed attorney
in the presence of:
/s/ Phil Lee	/s/ Tony South

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)
Phil Lee	Tony South

Name of witness (please print)	Name of attorney (please print)
Signed by
HANZ (Australia) Pty Ltd
by a director and secretary/director:
/s/ Robert Thomas Kelly	/s/ Selliah Kalyanakumar

Signature of secretary/director	Signature of director
Robert Thomas Kelly	Selliah Kalyanakumar

Name of secretary/director (please print)	Name of director (please print)
Signed by
Eureka Funds Management Limited
(as trustee of the HANZ Trust)
by a director and secretary/director:
/s/ Robert Thomas Kelly	/s/ Selliah Kalyanakumar

Signature of secretary/director	Signature of director
Robert Thomas Kelly	Selliah Kalyanakumar

Name of secretary/director (please print)	Name of director (please print)

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